UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.   20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
(Amendment No.  )

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[  ]           Soliciting Material Pursuant to §240.14a-12

DXP Enterprises, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

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[ ]
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DXP ENTERPRISES, INC.
7272 Pinemont
Houston, Texas 77040
713/996-4700

May 11, 2012

Dear Shareholder:

You are cordially invited to attend the Annual Meeting of Shareholders of DXP Enterprises, Inc. to be held at 9:00 a.m., Central Daylight Time, on Wednesday, June 20, 2012 at our offices, 7272 Pinemont, Houston, Texas 77040.

This year you will be asked to consider proposals concerning the election of directors.   Shareholders will also be asked to approve a non-binding resolution to endorse the Company's executive compensation program and to vote to approve a 200,000 share increase in the maximum number of shares available for issuance to participants under the 2005 Restricted Stock Plan. These matters are explained more fully in the attached proxy statement, which you are encouraged to read.

The Board of Directors recommends that you approve the proposals and urges you to vote at your earliest convenience, whether or not you plan to attend the Annual Meeting.

Thank you for your cooperation.

Sincerely,

David R. Little
Chairman of the Board,
President and Chief Executive Officer

DXP ENTERPRISES, INC.
7272 Pinemont
Houston, Texas 77040

Notice of Annual Meeting of Shareholders to be Held June 20, 2012

The Annual Meeting of the Shareholders of DXP Enterprises, Inc., a Texas corporation, will be held on Wednesday, June 20, 2012, at 9:00 a.m., Central Daylight Time, at the DXP Enterprises, Inc. offices at 7272 Pinemont, Houston, Texas 77040, for the following purposes:

1.	To elect four directors to hold office until the next Annual Meeting of Shareholders or until their respective successors are duly elected and qualified;
2.	To approve, on a non-binding, advisory basis, the compensation of the named executive officers;
3.
To vote on and to approve an amendment to the DXP Enterprises, Inc. 2005 Restricted Stock Plan (the "Plan") to increase the number of shares available for issuance under the Plan by 200,000 shares; and

4.	To transact such other business as may properly come before the meeting or any adjournment thereof.

The holders of record of Common Stock, Series A Preferred Stock and Series B Preferred Stock at the close of business on April 23, 2012, will be entitled to vote at the meeting.  Please note that there are separate forms of proxy cards for each class of stock.

By Order of the Board of Directors,

Mac McConnell, Secretary

May 11, 2012

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF
PROXY MATERIALS FOR
THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON
June 20, 2012

DXP’s Proxy Statement and Annual Report on Form 10-K are available at http://materials.proxyvote.com/233377.

DXP ENTERPRISES, INC.
Proxy Statement
For Annual Meeting of Shareholders
to be Held June 20, 2012

This Proxy Statement is furnished to the shareholders of DXP Enterprises, Inc. (the “Company” or “DXP”), 7272 Pinemont, Houston, Texas 77040 (Tel. No. 713/996-4700), in connection with the solicitation by the Board of Directors of DXP (the “Board”) of proxies to be voted at the Annual Meeting of Shareholders to be held on Wednesday, June 20, 2012, at 9:00 a.m., Central Daylight Time, at DXP’s offices, 7272 Pinemont, Houston, Texas 77040, or any adjournment thereof.

Proxies in the form enclosed, properly executed by shareholders and received in time for the meeting, will be voted as specified therein, unless revoked in the manner provided below.  The Board recommends a vote “FOR” the nominees for director listed in the proxy statement and the accompanying proxy card, “FOR” the proposed 200,000 share increase in the maximum number of shares available for issuance to participants under the DXP Enterprises, Inc. 2005 Restricted Stock Plan (the "Plan") and "FOR" approval, on a non-binding, advisory basis, the compensation of the named executive officers.  If a shareholder does not specify otherwise in the proxy, the shares represented by his or her proxy will be voted as recommended by the Board.  The giving of a proxy does not preclude the right to vote in person should the person giving the proxy so desire, and the proxy may be revoked at any time before it is exercised by written notice delivered to the Corporate Secretary at 7272 Pinemont, Houston, Texas 77040 at or prior to the meeting.  We are mailing to shareholders of record a Notice of Internet Availability of Proxy Materials and will make this proxy statement and our annual report available to our shareholders of record on or about May 11, 2012.

At the close of business on April 23, 2012 (the "Record Date") there were outstanding and entitled to vote 14,148,110 shares of Common Stock, par value $0.01 per share (the “Common Stock”), 1,122 shares of Series A Preferred Stock, par value $1.00 per share (the “Series A Preferred Stock”), and 15,000 shares of Series B Preferred Stock, par value $1.00 per share (the “Series B Preferred Stock”), and only the holders of record on the Record Date are entitled to vote at the meeting.

The holders of record of Common Stock on the Record Date will be entitled to one vote per share on each matter presented to such holders at the meeting. The holders of record of Series A Preferred Stock and Series B Preferred Stock on the Record Date will be entitled to one-tenth of one vote per share on each matter presented to such holders at the meeting voting together with the holders of Common Stock as a single class. The presence at the meeting, in person or by proxy, of the holders of a majority of the outstanding shares of Common Stock, Series A Preferred Stock and Series B Preferred Stock is necessary to constitute a quorum for the transaction of business at the meeting.

Shares of Common Stock, Series A Preferred Stock and Series B Preferred Stock voting together as a class, held by shareholders present in person or represented by proxy, including shares held by shareholders that abstain or do not vote with respect to one or more of the matters presented for shareholder approval, will be counted for purposes of determining whether a quorum is present at the meeting.

If a broker does not have discretionary voting authority to vote shares for which it is the holder of record with respect to a particular matter at the meeting, the broker cannot vote the shares, although they will be counted in determining whether a quorum is present.  Accordingly, these broker non-votes and any abstentions would not be treated as a vote for or against a matter that requires the affirmative vote of a certain percentage of the votes cast on that matter.

The affirmative vote of the holders of shares representing a plurality of the votes cast by the holders of our Common Stock, Series A Preferred Stock and Series B Preferred Stock voting together as a single class and entitled to vote at the meeting is required for the election of directors. The affirmative vote of the holders of shares representing at least a majority of the votes cast by the holders of our Common Stock, Series A Preferred Stock and Series B Preferred Stock voting together as a single class and entitled to vote at the meeting is required for the approval of the proposed 200,000 share increase in the maximum number of shares available for issuance to participants under the Plan.  The affirmative vote of the holders of shares representing at least a majority of the votes cast by the holders of our Common Stock, Series A Preferred Stock and Series B Preferred Stock voting together as a single class and entitled to vote at the meeting is required for the approval of the non-binding, advisory vote on executive compensation.

MATTERS TO COME BEFORE THE MEETING

PROPOSAL 1:  ELECTION OF DIRECTORS

The holders of Common Stock, Series A Preferred Stock and Series B Preferred Stock, voting together as a single class, are entitled to vote with respect to each of the four nominees for election to the Board.  All directors hold office until the next Annual Meeting of Shareholders or until their respective successors are duly elected and qualified or their earlier resignation or removal.

It is the intention of the persons named in the proxies for the holders of Common Stock, Series A Preferred Stock and Series B Preferred Stock to vote the proxies “FOR” the election of each of the nominees named below, unless otherwise specified in any particular proxy. Management of DXP does not contemplate that any of the nominees will become unavailable for any reason, but if that should occur before the meeting, proxies will be voted for another nominee, or other nominees, to be selected by the Board. In accordance with DXP’s Bylaws and Texas law, a shareholder entitled to vote for the election of directors may withhold authority to vote for certain nominees for directors or may withhold authority to vote for all nominees for directors. The director nominees receiving a plurality of the votes of the holders of shares of Common Stock, Series A Preferred Stock and Series B Preferred Stock, voting together as a single class, present in person or by proxy at the meeting and entitled to vote on the election of directors will be elected directors.

The persons listed below have been nominated for election to fill the four director positions to be elected by the holders of the Common Stock, Series A Preferred Stock and Series B Preferred Stock, voting together as a single class.

NOMINEE	AGE	POSITION	SINCE
David R. Little	60	Chairman of the Board, President and Chief Executive Officer	1996
Cletus Davis	82	Director	1996
Kenneth H. Miller	72	Director	1996
Timothy P. Halter	45	Director	2001

Information Regarding Nominees and Directors

Background of Nominees for Director

David R. Little.  Mr. Little has served as Chairman of the Board, President and Chief Executive Officer of DXP since its organization in 1996 and also has held these positions with SEPCO Industries, Inc., a wholly owned subsidiary of, and predecessor to, the Company (“SEPCO”), since he acquired a controlling interest in SEPCO in 1986. Mr. Little has been employed by SEPCO since 1975 in various capacities, including Staff Accountant, Controller, Vice President/Finance and President.  Mr. Little gives our Board insight and in-depth knowledge of our industry and our specific operations and strategies.  He also provides leadership skills and knowledge of our local community and business environment, which he has gained through his long career with DXP and its predecessor companies.

Cletus Davis.  Mr. Davis has served as a Director of DXP since 1996. Mr. Davis is an attorney practicing in the areas of commercial real estate, banking, corporate, estate planning and general litigation and is also a trained mediator. Since March 1992, Mr. Davis has practiced law with the law firm of Cletus Davis, P.C.  Mr. Davis brings to our Board a diverse business background, financial experience, and experience analyzing risk.

Kenneth H. Miller.  Mr. Miller has served as a Director of DXP since 1996. Mr. Miller also served as a Director of SEPCO from April 1989 to 1996. Mr. Miller is a Certified Public Accountant and has been a solo practitioner since 1983.  Through his years as an agent for the Federal Bureau of Investigation, forensic account and expert witness, Mr. Miller brings to our Board extensive financial experience and experience analyzing risk.

Timothy P. Halter.  Timothy P. Halter.  Mr. Halter has served as a Director of DXP since July 2001.  Mr. Halter is the Chairman and Chief Executive Officer of Halter Financial Group, Inc., a position he has held since 1995.  Halter Financial Group is a Dallas, Texas based consulting firm specializing in the areas of mergers, acquisitions and corporate finance.  From February 2004 through July 2005, Mr. Halter served as the sole officer and director of Donar Enterprises, Inc., a public company which was listed on the over-the-counter bulletin board and was not conducting business operations.  From November 2004 through June 2007, Mr. Halter served as the sole officer and director of BTHC VI, Inc., a public company which was listed on the over-the-counter bulletin board and was not conducting business operations.   From November 2004 through July 2007, Mr. Halter served as the sole officer and director of BTHC VII, Inc., a public company which was listed on the over-the-counter bulletin board and was not conducting business operations.  From May 2005 through October 2005, Mr. Halter served as the sole officer and director of TS Electronics Inc., a public company which was listed on the over-the-counter bulletin board and was not conducting business operations. From November 2005 through December 2005, Mr. Halter served as the sole officer and director of Las Vegas Resorts Corporation, a public company which was listed on the over-the-counter bulletin board and was not conducting business operations.  From October 2005 through March 2008, Mr. Halter served as the sole officer and director of Nevstar Corporation, a public company which was listed on the over-the-counter bulletin board and was not conducting business operations.  From December 2005 through June 2006, Mr. Halter served as the sole officer and director of MGCC Investment Strategies, Inc., which was listed on the over-the-counter bulletin board and was not conducting business operations. From May 2006 through March 2007, Mr. Halter served as President of Robcor Properties, Inc., a public company which was listed on the over-the-counter bulletin board and was not conducting business operations. From June 2006 through February 2007, Mr. Halter served as President of Concept Ventures Corporation., a public company which was listed on the over-the-counter bulletin board and was not conducting business operations. From April 2007 through May 2007, Mr. Halter served as President of Millennium Quest, Inc., a public company which was listed on the over-the-counter bulletin board and was not conducting business operations. From January 2007 through April 2007, Mr. Halter served as President of Point Acquisition Corporation, a public company which was listed on the over-the-counter bulletin board and was not conducting business operations. From June 2007 through December 2008, Mr. Halter served as Chairman and Director of HFG Holdings, Inc. a Canadian public company listed on the Toronto Venture Exchange.  In March 2007, Mr. Halter became the sole officer and director of Marketing Acquisition Corporation, which is listed on the over-the-counter bulletin board and is not currently conducting business operations. From November 2004 through June 2009, Mr. Halter served as the sole officer and director of BTHC VIII, Inc., a public company which was listed on the over-the-counter bulletin board and was not conducting business operations.  From November 2004 through October 2009, Mr. Halter served as the sole officer and director of BTHC X, Inc., a public company which was listed on the over-the-counter bulletin board and was not conducting business operations.  From November 2004 through October 2010, Mr. Halter served as the sole officer and director of BTHC XV, Inc., a public company which was listed on the over-the-counter bulletin board and was not conducting business operations.  From November 2004 through January 2011, Mr. Halter served as the sole officer and director of BTHC XIV, Inc., a public company which was listed on the over-the-counter bulletin board and was not conducting business operations.  From September 2009 through August 2010, Mr. Halter served as the sole officer and director of SMSA Gainesville Acquisition Corp, a public company which was listed on the over-the-counter bulletin board and was not conducting business operations.  From September 2009 through November 2010, Mr. Halter served as the sole officer and director of SMSA Crane Acquisition Corp, a public company which was listed on the over-the-counter bulletin board and was not conducting business operations.  From May 2010 through May 2011, Mr. Halter served as the sole officer and director of SMSA Treemont Acquisition Corp, a public company, which was listed on the over-the-counter bulletin board and was not conducting business operations.  In May 2010, Mr. Halter became the president and principal shareholder of SMSA Katy Acquisition Corp, and SMSA Humble Acquisition Corp, which are listed on the over-the-counter bulletin board and are not currently conducting business operations. In May 2011, Mr. Halter became the president and principal shareholder of SMSA Dallas Acquisition Corp, which is registered under Section 12 of the Securities Exchange Act of 1934, but is not eligible to trade.  Mr. Halter brings the Board extensive knowledge in the area of corporate finance.

Corporate Governance and Other Board Matters

DXP is committed to having sound corporate governance principles.  Having such principles is essential to running DXP’s business efficiently and maintaining DXP’s integrity in the marketplace.

Code of Ethics

DXP has adopted a code of business conduct and ethics for directors, officers (including DXP’s principal executive officer, principal financial officer and controller) and employees, known as the Business Ethics Policy.  The Business Ethics Policy is available on DXP’s website at http://www.DXPE.com.  DXP intends to post amendments to or waivers (to the extent applicable to DXP’s principal executive officer, principal financial officer or controller, or persons performing similar functions), if any, from its Business Ethics Policy at the same location on the DXP website.

Board Independence

The Board has determined that each of the current directors standing for re-election, except David R. Little, the Chairman of the Board and Chief Executive Officer, has no material relationship with DXP (either directly or as a partner, shareholder or officer of an organization that has a relationship with DXP) and is “independent” within the requirements of the NASDAQ listing standards. Furthermore, the Board has determined that each of the members of each of the committees of the Board of Directors has no material relationship with DXP (directly or as a partner, shareholder or officer of an organization that has a relationship with DXP) and is “independent” within the requirements of the NASDAQ listing standards.

Board Structure and Committee Composition

The Board does not have a policy on whether or not the roles of Chairman of the Board and Chief Executive Officer should be separate or combined and, if they are to be separate, whether the Chairman of the Board should be selected from the non-employee directors or be an employee.  The directors serving on the Board possess considerable professional and industry experience and a unique knowledge of the challenges and opportunities that DXP faces.  As such, the Board believes that it is in the best position to evaluate the needs of DXP and to determine how best to organize DXP’s leadership structure to meet those needs.  The Board believes that the most effective leadership structure for DXP at the present time is for Mr. Little to serve as both Chairman of the Board and Chief Executive Officer.

This model has succeeded because it makes clear that the Chairman of the Board and Chief Executive Officer is responsible for managing our business, under the oversight and review of our Board.  This structure also enables our Chief Executive Officer to act as a bridge between management and the Board, helping both to act with a common purpose.  Mr. Little has been our Chairman of the Board and Chief Executive Officer since DXP’s organization in 1996 and has been with DXP and its predecessor companies for over 35 years.

The Board believes that there is already substantial independent oversight of DXP’s management and a strong counterbalancing governance structure in place, as demonstrated by the following:

•	We have a majority of independent directors: Three out of the four directors meet the criteria for independence required by NASDAQ; and only Mr. Little is deemed not to be independent.

•
All committees are composed solely of independent directors:  Our Audit, Compensation and Nominating and Governance Committees are each composed solely of independent directors.  Each of our independent directors serves on each of the committees.

•
Non-employee directors meet regularly:  Our non-employee directors typically meet in executive session without our employee director (Mr. Little) at each regularly scheduled Board meeting.  Our non-employee directors held four executive sessions during the year ended December 31, 2011.

The Board has established an Audit Committee, a Nominating and Governance Committee and a Compensation Committee. During the fiscal year ended December 31, 2011, the Board met four times, the Compensation Committee met four times, the Nominating and Governance Committee met four times and the Audit Committee met four times. Each director attended all of the meetings of the Board and committees of which he is a member.    DXP does not have a policy regarding director attendance at Annual Meetings of DXP shareholders. One director attended the last Annual Meeting of shareholders.

Messrs. Davis, Miller and Halter are the members of the Audit Committee, Compensation Committee and Nominating and Governance Committee.

Audit Committee

DXP has an Audit Committee, which assists the Board in fulfilling its responsibilities for general oversight of the integrity of DXP’s financial statements, DXP’s compliance with legal and regulatory requirements, the independent auditors’ qualifications and independence and the performance of DXP’s independent auditors.  Among other things, the Audit Committee prepares the Audit Committee report for inclusion in the annual proxy statement; annually reviews the Audit Committee charter; appoints, evaluates and determines the compensation of DXP’s independent auditors; reviews and approves the financial statements, the audit fee and the scope of the annual audit; reviews DXP’s disclosure controls and procedures, internal controls and corporate policies with respect to financial information; oversees investigations into complaints concerning financial matters; and reviews other risks that may have a significant impact on DXP’s financial statements.  The Audit Committee works closely with management as well as DXP’s independent auditors.  The Audit Committee has the further responsibility of overseeing DXP’s Business Ethics Policy.  The Audit Committee has the authority to obtain advice and assistance from, and receive appropriate funding from DXP for outside legal, accounting or other advisors as the Audit Committee deems necessary to carry out its duties.

The Board has determined that Audit Committee Chairman Kenneth H. Miller is an audit committee financial expert as defined by Item 407(d)(5)(ii) of Regulation S-K, as adopted by the Securities and Exchange Commission, and is independent within the meaning of the NASDAQ listing standards. The report of the Audit Committee is included herein beginning on page 21.  A current copy of the charter of the Audit Committee is available on DXP’s website at http://www.DXPE.com.

Compensation Committee

The Compensation Committee discharges the Board’s responsibilities relating to compensation of DXP’s executive officers and directors; produces an annual report on executive compensation for inclusion in DXP’s proxy statement; provides general oversight of equity compensation plans; and retains and approves the terms of the retention of any compensation consultants and other compensation experts.  Other specific duties and responsibilities of the Compensation Committee include:  reviewing and approving objectives relevant to executive officer compensation, evaluating performance and determining the compensation of executive officers in accordance with those objectives; approving employment agreements for executive officers; approving and amending DXP’s incentive compensation for executive officers and stock compensation programs (subject to shareholder approval if required); recommending director compensation to the Board; monitoring director and executive stock ownership; and annually evaluating its charter.

The Compensation Committee charter provides that the Compensation Committee may delegate any of its duties and responsibilities to a subcommittee of the Compensation Committee consisting of not less than two members of the Compensation Committee. No such delegation of duties and responsibilities occurred in 2011.  In addition, the Compensation Committee may delegate to one or more individuals the administration of equity incentive or employee benefit plans, unless otherwise prohibited by law or applicable stock exchange rules. Any such delegation may be revoked by the Compensation Committee at any time.

A current copy of the charter for the Compensation Committee is available on DXP’s website at http://www.DXPE.com.

Nominating and Governance Committee

The Nominating and Governance Committee identifies individuals qualified to become Board members, consistent with criteria approved by the Board; oversees the organization of the Board to discharge the Board’s duties and responsibilities properly and efficiently; and identifies best practices and recommends corporate governance principles, including giving proper attention and making effective responses to shareholder concerns regarding corporate governance.  Other specific duties and responsibilities of the Nominating and Governance Committee include:  annually assessing the size and composition of the Board; developing membership qualifications for Board committees; defining specific criteria for director independence; monitoring compliance with Board and Board committee membership criteria; coordinating and assisting management and the Board in recruiting new members to the Board; annually, and together with the Chairman of the Compensation Committee, evaluating the performance of the Chairman of the Board and Chief Executive Officer and presenting the results of the review to the Board and to the Chairman of the Board and Chief Executive Officer; reviewing and recommending proposed changes to DXP’s charter or bylaws and Board committee charters; recommending Board committee assignments; reviewing governance-related shareholder proposals and recommending Board responses; and conducting a preliminary review of director independence and the financial literacy and expertise of Audit Committee members.

A current copy of the charter for the Nominating and Governance Committee is available on DXP’s website at http://www.DXPE.com.

Board’s Role in Risk Oversight

Our Board receives regular reports from Mr. Little, our Chairman of the Board and Chief Executive Officer, and other members of our senior management who supervise various aspects of our business, including operations, finance, compliance, investor relations and safety and environmental matters, on risk management.

Consideration of Shareholder Recommendations

The policy of the Nominating and Governance Committee is to consider properly submitted shareholder recommendations for candidates for membership on the Board as described below under “Identifying and Evaluating Nominees for Directors.”  In evaluating such recommendations, the Nominating and Governance Committee seeks to achieve a balance of knowledge, experience and capability on the Board and to address the membership criteria set forth under “Director Qualifications.”  The Nominating and Governance Committee does not have a specific policy regarding diversity and believes that the backgrounds and qualifications of the directors, considered as a group, should provide a diverse mix of experiences, knowledge, attributes and abilities that will allow the Board to fulfill its responsibilities. Any shareholder recommendations proposed for consideration by the Nominating and Governance Committee should include the nominee's name and qualifications for board membership and should be addressed to:

Corporate Secretary
DXP Enterprises, Inc.
7272 Pinemont
Houston, Texas 77040

In July 2011, the Board approved amendments to the Corporation’s Bylaws to provide for certain procedures and requirements, which are described in more detail under “Proposals for Next Annual Meeting,” for a shareholder to comply with if that shareholder wishes to nominate a person for election as director or to propose other business to be considered at one of our annual meetings of shareholders.  These bylaw procedures are separate from simply recommending someone to be considered by our Nominating and Governance Committee for inclusion on the Company’s slate of directors.

Director Qualifications

Members of the Board should have the highest professional and personal ethics and values, consistent with longstanding DXP values and standards. They should have broad experience at the policy-making level in business, government, education or public interest.  They should be committed to enhancing shareholder value and should have sufficient time to carry out their duties and to provide insight and practical wisdom based on experience. Their service on other boards of public companies should be limited to a number that permits them, given their individual circumstances, to perform responsibly all director duties.

Identifying and Evaluating Nominees for Directors

The Nominating and Governance Committee uses a variety of methods for identifying and evaluating nominees for director.  The Nominating and Governance Committee regularly assesses the appropriate size of the Board, and whether any vacancies on the Board are expected due to retirement or otherwise.  In the event that vacancies are anticipated, or otherwise arise, the Nominating and Governance Committee will consider various potential candidates for director.  Candidates may come to the attention of the Nominating and Governance Committee through current board members, professional search firms, shareholders or other persons.  These candidates will be evaluated at regular or special meetings of the Nominating and Governance Committee and may be considered at any point during the year.  The Nominating and Governance Committee will consider properly submitted shareholder nominations for candidates for the Board.  Following verification of the shareholder status of persons proposing candidates, recommendations will be aggregated and considered by the Nominating and Governance Committee at a regularly scheduled meeting prior to the issuance of the proxy statement for DXP’s Annual Meeting.  If any materials are provided by a shareholder in connection with the nomination of a director candidate, such materials will be forwarded to the Nominating and Governance Committee.  In evaluating such nominations, the Nominating and Governance Committee will seek to achieve a balance of knowledge, experience and capability on the Board.

Executive Sessions

Executive sessions of non-management directors are held at least four times a year.  The sessions are scheduled and chaired by the Chair of the Audit Committee.  Any non-management director may request that an additional executive session be scheduled.

Communications with the Board

Shareholders may communicate with the Board by submitting an e-mail to the attention of the Board at hr@dxpe.com or by mailing correspondence to the Board of Directors c/o Human Resources, 7272 Pinemont, Houston, Texas 77040.  All such correspondence will be forwarded to the Board.  Communications that are intended specifically for non-management directors should be sent to the attention of the Audit Committee.  All such correspondence will be forwarded to the Chairman of the Audit Committee.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information as of April 23, 2012 with respect to (i) persons known to DXP to be beneficial holders of five percent or more of either the outstanding shares of Common Stock, Series A Preferred Stock or Series B Preferred Stock, (ii) named executive officers, directors and director nominees of DXP and (iii) all executive officers or directors of DXP as a group.  Unless otherwise indicated, the beneficial owners have sole voting and investment power, as applicable, over the shares of Common Stock, Series A Preferred Stock and Series B Preferred Stock listed below.  We calculated the percentage of shares outstanding based on 14,148,110 shares of Common Stock, 1,122 shares of Series A Preferred Stock, and 15,000 shares of Series B Preferred Stock outstanding as of April 23, 2012.

NAME OF BENEFICIAL OWNER (1)	COMMON STOCK	%	SERIES A PREFERRED STOCK	%	SERIES B PREFERRED STOCK	%
David C. Vinson (2)	3,042,092	20.3%			15,000	100.0%
David R. Little (3)	1,915,322	13.5%
Mac McConnell (8)	243,770	1.7%
Timothy P. Halter, Director (4)	21,519	*
Cletus Davis, Director (4)	21,819	*
Kenneth H. Miller, Director (4)	2,879	*
John Jeffery (5)	24,969	*
Todd Hamlin (6)	27,023	*
Kent Yee (7)	60,634	*
All executive officers, directors and nominees as a group (10 persons) (9)	5,363,027	35.4%			15,000	100.0%
FMR LLC 82 Devonshire Street Boston, MA 02109 (10)	1,669,894	11.8%
Donald E. Tefertiller (11)			374	33.3%
Norman O. Schenk (11)			374	33.3%
Charles E. Jacob (11)			187	16.7%
Ernest E. Herbert (11)			187	16.7%
*Less than 1%

(1)
Each beneficial owner’s percentage ownership is determined by assuming that options, warrants and other convertible securities that are held by such person (but not those held by any other person) and that are exercisable or convertible within 60 days of April 23, 2012 have been exercised or converted.  The business address for all listed beneficial owners is 7272 Pinemont, Houston, Texas 77040, unless otherwise noted.

(2)
Includes 2,182,860 shares of Common Stock and the 840,000 shares of Common Stock issuable upon conversion of the 15,000 shares of Series B Preferred Stock owned by the Kacey Joyce, Andrea Rae and Nicholas David Little 1988 Trusts (the “Trusts”) for which Mr. Vinson serves as trustee. Because of this relationship, Mr. Vinson may be deemed to be the beneficial owner of such shares. Mr. Vinson disclaims beneficial ownership of such shares.  Also includes 12,000 shares of Common Stock that are restricted and subject to possible forfeiture.

(3)	Includes 41,322 shares of Common Stock that are restricted and subject to possible forfeiture.

(4)	Includes 2,879 shares of Common Stock that are restricted and subject to possible forfeiture until they vest on July 1, 2012.

(5)	Includes 12,000 shares of Common Stock that are restricted and subject to possible forfeiture.

(6)	Includes 16,000 shares of Common Stock that are restricted and subject to possible forfeiture.

(7)	Includes 51,000 shares of Common Stock that are restricted and subject to possible forfeiture.

(8)	Includes 3,000 shares of Common Stock that are restricted and subject to possible forfeiture.

(9)	See notes (1) through (8).

(10)           Based solely on a Schedule 13G/A filed with the SEC on February 14, 2012, FMR LLC has sole voting power with respect to 1,175,175 of these shares and sole dispositive power with respect to 1,669,894 shares.  Fidelity Management & Research Company (“Fidelity”), a wholly-owned subsidiary of FMR LLC, is the beneficial owner of 495,119 shares or 3.512% of the outstanding Common Stock.  Edward C. Johnson, Chairman of FMR LLC, and FMR LLC, through its control of Fidelity, and the funds each have sole power to dispose of the 495,119 shares owned by the funds.  Members of the family of Edward C. Johnson 3d are the predominant owners, directly or through trusts, of Series B voting common shares of FMR LLC, representing 49% of the voting power of FMR LLC.  Through their ownership of voting common shares and the execution of a shareholders’ voting agreement, members of the Johnson family may be deemed, under the Investment Company Act of 1940, as amended, to form a controlling group with respect to FMR LLC.  Neither FMR LLC nor Edward C. Johnson 3d has the sole power to vote or direct the voting of the shares owned directly by the Fidelity funds, which power resides with the funds’ Boards of Trustees.  Fidelity carries out the voting of the shares under written guidelines established by the funds’ Boards of Trustees.  Pyramis Global Advisors, LLC (“PGALLC”), an indirect wholly-owned subsidiary of FMR LLC and an investment adviser registered under Section 203 of the Investment Advisers Act of 1940, as amended, is the beneficial owner of 45,860 shares or 0.325% of the outstanding Common Stock   Edward C. Johnson 3d and FMR LLC, through its control of PGALLC, each have sole dispositive power over 45,860 shares and sole power to vote or to direct the voting of 45,860 shares of Common Stock owned by the institutional accounts or funds advised by PGALLC.  Pyramis Global Advisors Trust Company (“PGATC”), an indirect wholly-owned subsidiary of FMR LLC, is the beneficial owner of 1,128,915 shares or 8.008% of the outstanding Common Stock as a result of its serving as investment manager of institutional accounts owning such shares.  Edward C. Johnson 3d and FMR LLC, through its control of PGATC, each have sole dispositive power over 1,128,915 shares and sole power to vote or to direct the voting of 1,128,915 shares of Common Stock owned by the institutional accounts managed by PGATC. The address of the reporting persons is 82 Devonshire Street, Boston, Massachusetts 02109.

(11)
The addresses for Donald Tefertilla, Norman O. Schenk, Charles Jacob and Ernest E. Herbert are 4425 Congressional Drive, Corpus Christi Texas 78413, 4415 Waynesboro, Houston, Texas 77035, P.O. Box 57, Kenner, Louisiana 70062 and 320 Time Saver Avenue, Harahan, LA 70123, respectively.

EXECUTIVE OFFICERS

The following section sets forth the names and background of the executive officers.

Background of Executive Officers

NAME	POSITION	AGE
David R. Little	Chairman of the Board, President and Chief Executive Officer	60
Mac McConnell	Senior Vice President/Finance, Chief Financial Officer and Secretary	58
David C. Vinson	Senior Vice President/Innovative Pumping Solutions	61
John J. Jeffery	Senior Vice President/Supply Chain Services & Marketing	44
Todd Hamlin	Senior Vice President/Service Centers	40
Kent Yee	Senior Vice President/Corporate Development	37
Wayne Crane	Senior Vice President/Information Technology	50

David R. Little.  For further information regarding the background of Mr. Little, see “Information Regarding Nominees and Directors – Background of Nominees for Director”.

Mac McConnell.  Mr. McConnell was elected Senior Vice President/Finance and Chief Financial Officer in September 2000.  From February 1998 until September 2000, Mr. McConnell served as Senior Vice President, Chief Financial Officer and a director of Transportation Components, Inc., a NYSE-listed distributor of truck parts.  From December 1992 to February 1998, he served as Chief Financial Officer of Sterling Electronics Corporation, a NYSE-listed electronics parts distributor, which was acquired by Marshall Industries, Inc. in 1998.  From 1990 to 1992, Mr. McConnell was Vice President-Finance of Interpak Holdings, Inc., a publicly-traded company involved in packaging and warehousing thermoplastic resins.  From 1976 to 1990, he served in various capacities, including as a partner, with Ernst & Young LLP.

David C. Vinson.  Mr. Vinson was elected Senior Vice President/Innovative Pumping Solutions in January 2006.  He served as Senior Vice President/Operations of DXP from October 2000 to December 2005.  From 1996 until October 2000, Mr. Vinson served as Vice President/Traffic, Logistics and Inventory.  Mr. Vinson has served in various capacities with DXP since his employment in 1981.

John J. Jeffery.  Mr. Jeffery was elected Senior Vice President of Supply Chain Services and Marketing in June 2010.  Mr. Jeffery joined the Company 1991 when DXP acquired T. L. Walker.  He has served in various capacities with DXP since his employment, including sales representative, branch and area management, Vice President of Marketing, Sales Vice President for the Gulf Coast Region and Senior Vice President of Sales & Marketing.

Todd Hamlin.  Mr. Hamlin was elected Senior Vice President of DXP Service Centers in June of 2010.  Mr. Hamlin joined the Company in 1995.  From February 2006 until June 2010 he served as Regional Vice President of the Gulf Coast Region.  Prior to serving as Regional Vice President of the Gulf Coast Region he served in various capacities, including application engineer, product specialist and sales representative.  From April 2005 through February 2006, Mr. Hamlin worked as a sales manager for the UPS Supply Chain Services division of United Parcel Service, Inc. He holds a Bachelors of Science in Industrial Distribution from Texas A&M University and a Master in Distribution from Texas A&M University.  Mr. Hamlin serves on the Advisory Board for Texas A&M’s Master in Distribution degree program.

Kent Yee. Mr. Yee currently serves as Senior Vice President Corporate Development and leads DXP's mergers and acquisitions, business integration and internal strategic project activities.  During March 2011, Mr. Yee joined DXP from Stephens Inc.'s Industrial Distribution and Services team where he served in various positions and most recently as Vice President from August 2005 to February 2011.  Prior to Stephens, Mr. Yee was a member of The Home Depot’s Strategic Business Development Group with a primary focus on acquisition activity for HD Supply.   Mr. Yee was also an Associate in the Global Syndicated Finance Group at JPMorgan Chase. He has executed over 25 transactions including more than $695 million in M&A and $2.5 billion in financing transactions primarily for change of control deals and numerous industrial and distribution acquisition and sale assignments.  He holds a Bachelors of Arts in Urban Planning from Morehouse College and an MBA from Harvard University Graduate School of Business.

Wayne Crane.  Wayne Crane currently serves as Senior Vice President and Chief Information Officer and leads DXP's information technology and telecommunications activities.  Joining DXP in August 2011, Mr. Crane offers 25 years experience directing business and technology transformation for Fortune 1000 corporations and other technology based companies.  Prior to DXP, Mr. Crane served as Chief Information Officer for CDS Global, a global technology solutions provider and wholly owned subsidiary of the Hearst Corporation.  Until 2008, Mr. Crane served as CIO for the Attachmate/NetIQ, a publically traded systems and security management software company, where he was responsible for all technology efforts, including several business and product lines.  Previously, Mr. Crane managed global  technology efforts for BJ Services Company, a publicly traded oilfield services company.  Mr. Crane holds a Master of Computer Science degree and an MBA.

All officers of DXP hold office until the regular meeting of the board of directors following the Annual Meeting of Shareholders or until their respective successors are duly elected and qualified or their earlier resignation or removal.

Compensation Discussion and Analysis

The Compensation Committee is composed of Cletus Davis, Timothy Halter and Kenneth Miller. The purpose of the Compensation Committee is to review, approve and make recommendations to the Board on matters regarding the compensation of officers, directors, employees, consultants and agents of DXP and act as the administrative committee for any stock plans of DXP.  The Compensation Committee makes its compensation decisions based upon its own research and analysis, with input from the principal executive officer or chief executive officer other than with respect to his own compensation.  The Compensation Committee has the authority to obtain advice and assistance from, and receive appropriate funding from DXP for, compensation consultants, legal, accounting and other advisors as the Compensation Committee deems necessary to carry out its duties.  No compensation consultants were retained and no formal compensation studies were performed in connection with determining the 2011 compensation of our executive officers.

We have adopted a basic philosophy and practice of offering market competitive compensation that is designed to attract, retain and motivate a highly-qualified executive management team. With respect to our principal executive officer, principal financial officer and the other four most highly-compensated executive officers (collectively referred to as the “Named Executives”), this discussion describes our compensation philosophy and objectives, the methodologies used for establishing the compensation programs for the Named Executives and the policies and practices to administer such programs.

           Compensation Philosophy and Objectives

The Compensation Committee is comprised entirely of non-employee directors. In addition to offering market competitive compensation programs, we place significant emphasis on pay for results where the primary goal is to motivate executive management to achieve the business and strategic objectives that drive shareholder value. Our executive compensation programs have been designed to achieve the following objectives:

•	attract and retain talented and experienced executives by offering market competitive compensation;
•	encourage teamwork and support a pay-for-results policy; and
•	motivate key executives to achieve strategic business initiatives and to reward them for their achievements.

In pursuit of these objectives, the Compensation Committee believes that the compensation packages provided to the Named Executives should include both base salary and incentive compensation, with an emphasis on pay that is based on DXP’s performance.

Methodologies for Establishing Compensation

In determining the appropriate compensation levels for our chief executive officer, the Compensation Committee meets outside the presence of all our executive officers. With respect to the compensation levels of all other Named Executives, the Compensation Committee meets with our chief executive officer who makes recommendations to the committee regarding the compensation of the other Named Executives.

The Compensation Committee carefully considers the recommendations of the chief executive officer when making decisions on setting base salary and granting awards under the incentive cash bonus plan to other Named Executives.  The Compensation Committee similarly determines equity incentive awards for each Named Executive on a case by case basis. In making compensation determinations, the Compensation Committee acts on the recommendations of the chief executive officer, with modifications as deemed appropriate by the Compensation Committee, for Named Executives other than the chief executive officer. The Compensation Committee determines each element of compensation for the chief executive officer and the other Named Executives.

The allocation between cash and non-cash compensation for Named Executives is based on the Compensation Committee’s determination of the appropriate mix among base pay, annual cash incentives and long-term equity incentives to encourage retention and performance. For the fiscal year ended December 31, 2011, the elements of the compensation mix included:

•	Base salary;
•	Incentive cash bonuses;
•	Equity based compensation; and
•	Broad-based benefits programs.

Base Salary

The Compensation Committee establishes the base salary of each Named Executive based on consideration of the individual’s performance and experience, company performance and internal equitable considerations to support teamwork.  The Compensation Committee considers the recommendations of our chief executive officer in determining the appropriate base salary levels for the Named Executives, other than the chief executive officer. The Compensation Committee considers the compensation of the chief executive officers of other comparable publicly-held companies in determining the appropriate base salary for our chief executive officer.  Although the Compensation Committee believes that competitive base salaries are necessary to attract and retain a highly-qualified executive team, it believes that a significant portion of executive compensation should be based on a pay-for-results model.  In 2011, the Compensation Committee determined not to make any changes to the base salaries of our Named Executives.  Mr. Yee joined DXP in March 2011.  His base salary was agreed as part of the arms-length negotiations of his employment with us.

Incentive Cash Bonuses

Each of our Named Executives is eligible to receive an incentive cash bonus.

Under the terms of the employment agreement with our Chief Executive Officer, he is entitled to receive a bonus of 5% of our profit before tax income, which is determined and paid on a quarterly basis.  The Compensation Committee can decide to pay all or a portion of this bonus in the form of restricted stock.  The determination of whether the bonus is to be paid in cash or shares of restricted stock is to be made prior to the date on which the amount of the bonus is determined. If shares of restricted stock will be issued, the number of shares is determined by dividing the portion of the bonus to be paid in restricted stock by the closing price of a share of our Common Stock on the last day of the month for which the bonus was earned, rounded up to the nearest whole share.  Mr. Little was paid $448,193 of the incentive bonus he earned during 2009 in the form of 38,470 shares of restricted stock.  For 2010 and 2011, all incentive cash bonuses were paid in cash.  For 2011, the maximum incentive bonus for Mr. Little was $896,000.

At the beginning of each year, our chief executive officer makes a recommendation to the Compensation Committee, which the Committee reviews and approves, regarding whether our other Named Executives will receive an incentive cash bonus and, if so, how the incentive cash bonus will be calculated.  Each incentive cash bonus is calculated by multiplying our profit before income tax, by two percentages.  Profit before income tax, up to a maintenance amount, is multiplied by a percentage.  Profit before income tax above the maintenance amount is multiplied by a higher percentage.  The two percentages are determined from a grid based upon the percentage determined by dividing profit before income tax by sales for the period. The grid for 2011 follows:

Income Before Taxes as a Percentage of Sales Equal to or Greater Than	Maintenance Incentive Factor	Growth Incentive Factor
0.0%	0.00%	0.00%
1.0%	0.08%	0.26%
1.5%	0.12%	0.39%
2.0%	0.16%	0.52%
2.5%	0.20%	0.65%
3.0%	0.24%	0.78%
3.5%	0.28%	0.91%
4.0%	0.32%	1.04%
4.5%	0.36%	1.17%
5.0%	0.40%	1.30%
5.5%	0.44%	1.43%
6.0%	0.48%	1.56%
6.5%	0.52%	1.69%
7.0%	0.56%	1.82%
7.5%	0.60%	1.95%

The maintenance amount for 2011 was $32.1 million.  For 2011, the maximum incentive cash bonus under the plan for our named executives participating in the plan, other than Mr. Yee, was $300,000.  The maximum incentive cash bonus for Mr. Yee was $252,527 because he started with us in March 2011.  The incentive cash bonuses were determined and paid quarterly.  See the “Summary Compensation Table” under the heading “Non-Equity Incentive Plan Compensation” for the incentive cash bonus amounts paid to our Named Executives in 2011.

Equity-Based Compensation

The Compensation Committee awards equity-based compensation to reward past performance and to retain our Named Executives by granting awards that vest over time.  On May 4, 2011, the Compensation Committee of the Board of Directors of DXP Enterprises, Inc. (the "Company") established an equity incentive program under which David R. Little can earn an award of up to $500,000 of Common Stock under the 2005 Restricted Stock Plan each year for three years.  Each award vests in one-third increments over three years.  Under the program, the number of restricted shares, if any, awarded on March 31 of each year will be calculated by dividing the value of the award by the closing price of the Common Stock on March 31 of each year.  The value of each award will be determined based upon the increase of sales and net income for the preceding fiscal year.  If both sales and net income increase by 20% or more for the preceding fiscal year the value of the award will be $500,000.   An increase of less than 10% in sales and net income will result in an award of zero.  Growth of between 10% and 20% will result in an award between zero and $500,000 as determined on a straight line basis by a matrix of sales growth and net income growth.  The first award granted to Mr. Little under this program was a grant of 11,496 shares of restricted stock on March 31, 2012, which represented the full $500,000 award available, because sales increased 23% and net income increased 62% in 2011 from 2010.

The Compensation Committee determines whether grants of equity-based compensation will be given to the other Named Executives each year based on the performance of the Company as a whole, the performance of the business unit for which the Named Executive is responsible and the contribution that the Named Executive made to the Company, together with a recommendation of our chief executive officer.  On March 3, 2011, Kent Yee was awarded 60,000 shares of restricted stock in connection with commencing employment with the Company.  On August 10, 2011, John Jeffery, Todd Hamlin and David Vinson were each awarded 5,000 shares of restricted stock.  The awards vest in one-fifth increments over five years. The equity-based compensation awarded to the Named Executives is determined by the Compensation Committee on a case-by-case basis.

Executive Employment Agreements

DXP entered into an employment agreement effective January 1, 2004, as amended, with Mr. Little.  The agreement is for an initial term of three years, renewable annually for a term to extend three years from such renewal date.  The agreement provides for compensation in a minimum amount of $448,000 per year, to be reviewed at least annually for possible increases, monthly bonuses equal to 5% of the profit before tax of DXP as shown on the books and records of DXP at the end of each month and other perquisites in accordance with DXP policy.  The aggregate of the monthly bonuses in any calendar year must not exceed twice his annual base salary.  In the event Mr. Little terminates his employment for “Good Reason” (as defined in the employment agreement), or is terminated by the Company for other than “Good Cause” (as defined in the employment agreement), Mr. Little would receive a cash lump-sum payment equal to the sum of (i) the base salary for the remainder of the employment period under the agreement, (ii) an amount equal to the sum of the most recent 12 months of bonus paid to him, (iii) two times the sum of his current annual base salary plus the total of the most recent 12 months of bonuses, (iv) all compensation previously deferred and any accrued interest thereon, and any accrued vacation pay not yet paid by the Company, and (v) continuation of benefits under the Company’s benefit plans for the current employment period.  Mr. Little is also entitled under the agreement to certain gross-up payments if an excise tax is imposed pursuant to Section 4999 of the Internal Revenue Code of 1986, as amended, which imposes an excise tax on certain severance payments in excess of three times an annualized compensation amount following certain changes in control or any payment of distribution made to him.  In the event of Mr. Little’s death while employed by DXP, his estate will receive Mr. Little’s base salary in equal bi-weekly installments for a period of twenty-four months after the month of his death.

DXP entered into an employment agreement effective as of October 1, 2000, as amended, with Mr. McConnell. The agreement is for a term of one year, renewable automatically for one-year terms. The agreement provides for (i) base salary in the minimum amount of $170,000 per year and (ii) other perquisites in accordance with DXP policy. Under the agreement Mr. McConnell is entitled to an incentive cash bonus as described on pages 11 and 12.  In the event Mr. McConnell terminates his employment for “Good Reason” (as defined in the employment agreement), or is terminated by DXP for other than “Cause” (as defined in the employment agreement), he would receive (i) twenty-six bi-weekly payments totaling $170,000, (ii) a termination bonus equal to the previous four quarterly bonuses and (iii) any other payments due through the date of termination. In the event Mr. McConnell dies, becomes disabled or terminates the agreement with notice or the agreement is terminated by DXP for Cause, Mr. McConnell or Mr. McConnell’s estate, as applicable, would receive only the payments then due to him under the agreement through the date of termination.

Broad-Based Benefits Programs

Broad-based benefits, which are available to all employees, include health, dental, disability and life insurance, paid vacation time and company contributions to a 401(k) profit-sharing retirement plan. These benefits are provided in accordance with practices within the marketplace and, we believe, are a necessary element of compensation in attracting and retaining employees.

           Internal Revenue Code Section 162(m) Consideration

Section 162(m) of the Internal Revenue Code generally disallows a tax deduction to public corporations for compensation over $1,000,000 paid for any fiscal year to the corporation’s chief executive officer and five other most highly compensated executive officers as of the end of any fiscal year.  However, the statute exempts qualifying performance-based compensation from the deduction limit if certain requirements are met.

The Compensation Committee designs certain components of executive compensation to ensure full deductibility.  The Compensation Committee believes, however, that shareholder interests are best served by not restricting the Compensation Committee’s discretion and flexibility in crafting compensation programs, even though such programs may result in certain non-deductible compensation expenses.  Accordingly, the Compensation Committee has from time to time approved elements of compensation for certain officers that are not fully deductible and reserves the right to do so in the future in appropriate circumstances.

Administrative Policies and Practices

In administering the compensation programs of the Named Executives, the Compensation Committee meets at least four times a year in conjunction with regularly scheduled Board meetings. The Compensation Committee also meets telephonically to discuss special items (such as the payment of special bonuses). The Compensation Committee members regularly confer with our chief executive officer on matters regarding the compensation of the Named Executives, other than the chief executive officer, and other executive officers.

Influence of Say on Pay Results on Executive Compensation Decisions

The Compensation Committee is attentive to the outcome of the shareholder “Say on Pay” vote. At the Company’s 2011 annual shareholder meeting, the holders of 11,292,383 shares of common stock cast votes for approval of the proposal and only the holders of 147,539 shares of common stock cast votes against approval of the proposal.  In addition, all shares of Series A Preferred Stock and Series B Preferred Stock that cast votes at the 2011 annual shareholder meeting cast votes for approval of the proposal.  As such, the Compensation Committee did not change any practices or programs as a result of the 2011 meeting’s “Say on Pay” vote outcome.

COMPENSATION COMMITTEE REPORT

The Compensation Committee of the Company has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement on Schedule 14A.

Members of the Compensation Committee

Cletus Davis (Chairman)
Kenneth H. Miller
Timothy P. Halter

Summary Compensation Table

The following table shows the compensation earned by the Company and its subsidiaries for the years ended December 31, 2011, 2010 and 2009 to the Named Executives.

Name & Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)	Option Awards ($)	Non- Equity Incentive Plan Compen- sation ($)(2)	Change in Pension Value and Non qualified Deferred Compen- sation Earnings ($)	All Other Compen- sation ($)(3)	Total ($)
David R. Little President and Chief Executive Officer	2011 2010 2009	448,000 448,000 448,000	- - -	500,000 60,008 448,193	- - -	896,000 896,000 262,624	- - -	53,942 51,761 51,551	1,897,942 1,455,769 1,210,368
Mac McConnell Senior VP and CFO	2011 2010 2009	170,000 170,000 170,000	- - -	- - -	- - -	300,000 240,988 106,623	- - -	8,865 6,673 9,286	478,865 417,661 285,909
John J. Jeffery Senior VP, Supply Chain Services & Marketing	2011 2010 2009	150,000 150,000 140,000	- - -	99,400 94,800 -	- - -	300,000 194,686 7,525	- - -	13,320 12,340 12,077	562,720 451,826 159,602
David C. Vinson Senior VP, Innovative Pumping Solutions	2011 2010 2009	150,000 150,000 140,000	- - -	99,400 94,800 -	- - -	300,000 194,686 29,966	- - -	24,920 15,920 21,402	574,320 455,406 191,368
Todd Hamlin Senior VP, Service Centers	2011 2010	140,000 140,000	- -	99,400 189,600	- -	300,000 194,686	- -	6,811 5,166	546,211 529,452
Kent Yee Senior VP, Corporate Development	2011	122,308	-	1,324,200	-	252,527	-	7,500	1,706,535

(1) The amounts shown in the Stock Awards column reflect the full grant date fair value of restricted stock units awarded in 2011, 2010 and 2009, respectively, computed in accordance with applicable accounting guidance, as required by  Securities and Exchange Commission regulations.   See also Note 9, Shareholders’ Equity, to our audited financial statements included in our annual report on form 10-K for the year ended December 31, 2011.  The stock award amount for Mr. Little for 2011 represents an award earned based upon 2011 performance under an equity incentive program for Mr. Little.  The 2011 award was the maximum award under the program.  The stock award amount for Mr. Little for 2010 represents an award earned based upon 2010 performance under an equity incentive program for Mr. Little.  The 2010 award was 60% of the maximum award under the program.   The stock award amount for Mr. Little for 2009 represents cash incentive bonus he earned in 2009 under DXP’s Executive Plan, which was paid in the form of restricted stock.

(2) Amounts disclosed under “Non-Equity Incentive Plan Compensation” represent bonuses earned during the indicated fiscal year based upon pre-tax income pursuant to DXP’s incentive cash bonus plans, described on page 12, for services rendered in the indicated fiscal year.  Bonus amounts earned are determined and paid quarterly. The 2009 amount for Mr. Little excludes $448,193 paid in the form of restricted stock.

(3) Amounts disclosed under “All Other Compensation” for 2011 consists of the following:

ALL OTHER COMPENSATION
	David Little	Mac McConnell	John Jeffery	David Vinson	Todd Hamlin	Kent Yee
Other compensation
401(K) match	$4,900	$4,900	$4,900	$4,900	$4,900	-

Perquisites
Personal use of company plane	32,200(*)	-	-	-	-	-
Personal use of company-owned auto	-	3,965	2,721	2,386	1,911	-
Car allowance	-	-	-	-	-	7,500
Social club dues	16,842	-	5,699	17,634	-	-
	$53,942	$8,865	$13,320	$24,920	$6,811	$7,500

(*) Represents an estimate of the incremental cost of personal use of DXP aircraft.  DXP used a methodology that includes incremental cost such as aircraft fuel, landing and parking services, crew travel expenses, in-flight food and beverages and other expenses.

OUTSTANDING EQUITY AWARDS

The following table sets forth certain information with respect to outstanding equity awards for the fiscal year ended December 31, 2011 to the Named Executives.

Outstanding Equity Awards at Fiscal Year End
	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares of Stock That Have Not Vested (#)	Market Value of Shares of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
David R. Little	-	-	-	-	-	24,000(1) 3,226(2) 2,600(3)	$772,800 $103,877 $ 83,720	-	-
Mac McConnell	-	-	-	-	-	-	-	-	-
John J. Jeffery	-	-	-	-	-	5,000(5) 4,000(4)	$161,000 $128,800	-	-
David Vinson	-	-	-	-	-	5,000(5) 4,000(4)	$161,000 $128,800	-	-
Todd Hamlin	-	-	-	-	-	5,000(5) 8,000(4)	$161,000 $257,600	-	-
Kent Yee	-	-	-	-	-	60,000(6)	$1,932,000	-	-

(1) These shares vest in six equal installments commencing on October 24, 2012 and ending on October 24, 2017.
(2) These shares vest on March 31, 2012.
(3) These shares vest in three equal installments commencing on March 31, 2012 and ending on March 31, 2014.
(4) These shares vest in four equal installments commencing on October 28, 2012 and ending on October 28, 2015.
(5) These shares vest in five equal installments commencing on August 10, 2012 and ending on August 10, 2016
(6) These shares vest in five equal installments commencing on March 3, 2012 and ending on March 3, 2016

Market value of shares of restricted stock that have not vested is calculated by multiplying the number of shares of stock that have not vested by the closing market price of our Common Stock at December 31, 2011, which was $32.20.

OPTION EXERCISES AND STOCK VESTED

The following table sets forth certain information with respect to option exercises and stock awards acquired on vesting during the fiscal year ended December 31, 2011 to the Named Executives.

Option Exercises and Stock Vested Table

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
David Little	-	-	10,362	234,255
Mac McConnell	-	-	-	-
John J. Jeffery	-	-	1,000	24,790
David Vinson	-	-	2,200	51,982
Todd Hamlin	-	-	2,000	49,580
Kent Yee	-	-	-	-

GRANTS OF PLAN-BASED AWARDS

The following table sets forth certain information with respect to grants of plan-based awards for the fiscal year ended December 31, 2011 to the Named Executives.

Grants of Plan-Based Awards

Name	Grant Date	Estimated Possible Payouts Under Non-Equity Incentive Plan Awards (1)			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Numbers of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/SH)	Grant Date Fair Value of Stock and Option Awards (2)
		Threshold ($)	Target ($)	Maximum ($)	Threshold ($)	Target ($)	Maximum ($)
David Little	-	-	896,000	896,000	-	-	-	-	-	-	-
	3/31/2011	-	-	-	-	-	-	2,600	-	-	60,008
Mac McConnell	-	-	300,000	300,000	-	-	-	-	-	-	-
	8/10/2011	-	-	-	-	-	-	-	-	-	-
John Jeffery	-	-	300,000	300,000	-	-	-	-	-	-	-
	8/10/2011	-	-	-	-	-	-	5,000	-	-	99,400
David Vinson	-	-	300,000	300,000	-	-	-	-	-	-	-
	8/10/2011	-	-	-	-	-	-	5,000	-	-	99,400
Todd Hamlin	-	-	300,000	300,000	-	-	-	-	-	-	-
	8/10/2011	-	-	-	-	-	-	5,000	-	-	99,400
Kent Yee	-	-	252,527	252,527	-	-	-	-	-	-	-
	3/3/2011	-	-	-	-	-	-	60,000	-	-	1,324,200

(1) We award cash bonuses pursuant to our incentive cash bonus plans, as described on page 12, which provide for the payment of quarterly cash bonuses upon pre-tax income.  The actual amount earned by each of the named Executives for fiscal year ended December 31, 2011 is set forth in the Summary Compensation Table under the column Non-Equity Incentive Plan Compensation.

(2) Represents the full grant date fair value of each award.

POTENTIAL PAYMENTS UPON TERMINATION

None of our Named Executives, other than Mr. Little and Mr. McConnell, is entitled to any payments from the Company in the event his employment by the Company terminates as a result of death or disability, or as the result of the voluntary or involuntary termination of his employment.

Mr. Little is not entitled to any payments from the Company in the event his employment by the Company terminates as a result of his voluntary termination other than for “Good Reason” (as defined in his employment agreement) or his involuntary termination by the Company for “Good Cause” (as defined in his employment agreement).  In the event that the Company had terminated Mr. Little’s employment without “Good Cause” or he had voluntarily terminated with “Good Reason” on December 31, 2011, Mr. Little would have been entitled to a lump-sum severance payment of $4,928,000 and continuation of healthcare benefits and social club dues having a value of $80,901, for a total value of $5,008,901.  In the event of Mr. Little’s death, his estate will receive Mr. Little’s base salary in equal bi-weekly installments for a period of twenty-four months after the month of his death.  In the event Mr. Little had died on December 31, 2011, his family would have been entitled to payments totaling $896,000.

Mr. McConnell is not entitled to any payments from the Company in the event his employment by the Company terminates as a result of his death or disability or as the result of his voluntary termination other than for “Good Reason” (as defined in his employment agreement) or his involuntary termination by the Company for “Good Cause” (as defined in his employment agreement).  In the event that the Company had terminated Mr. McConnell’s employment without “Good Cause” or he had voluntarily terminated with “Good Reason” on December 31, 2011, Mr. McConnell would have been entitled to a lump sum severance payment of $300,000 and twenty-six bi-weekly payments totaling $170,000.

COMPENSATION OF DIRECTORS

Director’s Fees. Each of our independent directors receives a fee of $2,000 for each quarterly board meeting.  Our directors who are our employees or otherwise are not independent do not receive any compensation for attending board or committee meetings.

Restricted Stock. In addition to the compensation set forth above, each non-employee director receives restricted stock granted under the Plan. The number of whole shares granted each July 1 is calculated by dividing $75,000 by the closing price of the Common Stock on such July 1.  The fair value of restricted stock awards is measured based upon the closing prices of DXP’s Common Stock on the grant dates and is recognized as compensation expense over the vesting period of the awards.

On July 1, 2011, each non-employee director received 2,879 shares of restricted stock.  The shares of restricted stock vest on the anniversary of the date of grant.

The table below summarizes the compensation paid by the Company to our Directors, other than Mr. Little, for the fiscal year ended December 31, 2011.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Cletus Davis	$8,000	$74,998	-	-	-	-	$82,998
Timothy Halter	$8,000	$74,998	-	-	-	-	$82,998
Kenneth Miller	$8,000	$74,998	-	-	-	-	$82,998
(1) Reflects the full grant date fair value of the 2011 restricted stock awards to our non-employee directors, computed in accordance with applicable accounting guidance, as required by Securities and Exchange Commission regulations.  The grant date fair value of each 2011 award was $74,998, based on the closing price of our common stock on the grant date.  See also Note 9, Shareholders’ Equity, to our audited financial statements included in our annual report on Form 10-K for the year ended December 31, 2011.  As of December 31, 2011, there were 8,637 shares of restricted stock outstanding under our Plan for non-employee directors, which reflects the 2,879 restricted shares granted to each of our three non-employee directors who were eligible for an award under the plan on July 1, 2011.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Mr. Vinson, Senior Vice President/Innovative Pumping Solutions, is the trustee of three trusts for the benefit of Mr. Little’s children, each of which holds 727,620 shares of Common Stock and 5,000 shares of Series B Preferred Stock. Mr. Vinson exercises sole voting and investment power over the shares held by such trusts.

The Company employs two people who work for David Little maintaining real estate owned by Mr. Little.  Mr. Little reimbursed the Company for the cost of these employees including salaries, payroll taxes, 401(k) matching and health insurance at the COBRA rate. The cost to Mr. Little of these two employees during 2011 was $103,749.

The Company leases hunting facilities from David Little for $120,000 per year.  The Company employs two people who work for Mr. Little at the hunting facility.  The cost of these employees, including salaries, payroll taxes,  health insurance at the COBRA rate, vehicles, fuel and supplies, was $120,046 for 2011.  These costs were netted against the rent paid to Mr. Little.

On November 21, 2011, DXP paid David Little $922,231 for shares he owned in a publicly traded company.  DXP was interested in making an offer to acquire this company and had also acquired shares in this company.  To avoid a potential conflict of interest, Mr. Little offered to sell his shares of this company, at his cost, to DXP.  The Nominating and Governance Committee accepted Mr. Little's offer and authorized the $922,231 payment.  The $922,231 represented Mr. Little's cost of the shares, including commissions and margin interest.  The quoted market price for the shares at the time of the transaction exceeded the amount paid to Mr. Little.

Nicholas Little, Regional Vice President, son of David Little, earned $334,186 during 2011.  Mr. Paz Maestas, Vice President/Operations Support, son-in-law of David Little, earned $372,499 during 2011.

DXP’s Business Ethics policy requires that conflicts of interest in any form be avoided.  The Board has adopted written policies and procedures, to be applied by the Audit Committee of the Board, for review, approval or ratification of any transactions with related persons.  Those policies and procedures apply to any proposed transactions in which DXP is a participant, the amount involved exceeds $120,000 and any director, executive officer or significant shareholder or any immediate family member of such a person has a direct or material indirect interest.  The policy requires that any such proposed transaction be reviewed by the Audit Committee of the Board of Directors to determine, among other things, the benefits of the transaction to DXP, the availability of other sources of comparable products or services and whether the terms of the proposed transaction are comparable to those provided to unrelated third parties.

AUDIT COMMITTEE REPORT

The Audit Committee works closely with management, as well as with DXP’s independent auditors.  The Audit Committee has reviewed and discussed our audited financial statements for the year ended December 31, 2011 with management and the independent auditors.  The Audit Committee also has discussed with the Company’s independent auditors the matters required to be discussed by the statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1. AU section 380), as adopted by the Public Company Accounting Oversight board in Rule 3200T.  The Audit Committee has received the written disclosures and the letter from the independent accountant required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communication with the audit committee concerning independence, and has discussed with the independent accountant the independent accountant’s independence.  Based on its discussions with management and with the Company’s independent auditors and on its own review of the Company’s financial statements, the Audit Committee has recommended to the board of directors that the audited financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2011.

Members of the Audit Committee

Kenneth M. Miller, Chairman
Cletus Davis
Timothy P. Halter

PRINCIPAL AUDITOR FEES AND SERVICES

Hein & Associates LLP (“Hein”) served as independent auditors for the fiscal year ended December 31, 2011.  Hein has been engaged by the Audit Committee to review DXP’s unaudited interim financial information before DXP files its Quarterly Reports on Forms 10-Q during 2012.  Representatives of Hein are expected to be present at the Annual Meeting of shareholders, will have the opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

The following table shows the fees incurred by DXP for the audit and other services provided by Hein for 2011 and 2010.

	2011	2010
Audit Fees (1)	$341,000	$425,000
Audit-Related Fees	-	-
Tax Fees	-	-
All Other Fees	-	-
Total	$341,000	$425,000
(1)Audit fees represent fees for professional services provided in connection with the audit of our financial statements and review of our quarterly financial statements.

The Audit Committee considers the provision of services by Hein, if any, not related to the audit of DXP’s financial statements and the review of DXP’s interim financial statements when evaluating Hein’s independence.

The Audit Committee has delegated to the Chair of the Audit Committee the authority to pre-approve audit-related and non-audit services not prohibited by law to be performed by DXP’s independent auditors and associated fees up to a maximum amount for any one non-audit service of $10,000, provided that the Chair shall report any decisions to pre-approve such audit-related or non-audit services and fees to the full Audit Committee at its next regular meeting.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended (“Section 16(a)”), requires DXP’s officers, directors and persons who own more than 10% of a registered class of DXP equity securities to file statements on Form 3, Form 4 and Form 5 with the Securities and Exchange Commission regarding ownership. Officers, directors and greater than 10% shareholders are required by Section 16(a) to furnish us, with copies of all Section 16(a) reports which they file. Based solely on a review of copies of such reports furnished to us all Section 16(a) filing requirements were met during the fiscal year ended December 31, 2011 with the exception of the following persons: (a) Kenneth Miller, who sold 4,882 shares on August 8, 2011 and reported the transaction on Form 5 on February 10, 2012; (b) Cletus Davis, who gifted 776 shares on December 28, 2011 and reported the transaction on Form 5 on February 9, 2012; (c) Timothy Halter, who sold 10,000 shares on March 23, 2011 and reported the transaction on Form 4 on March 28, 2011.

PROPOSAL 2: ADVISORY VOTE ON COMPENSATION OF NAMED EXECUTIVE OFFICERS

At the Meeting, the shareholders will vote on a non-binding, advisory resolution regarding the compensation of our named executive officers.

We believe that our compensation policies and procedures are competitive, focused on pay-for-performance and strongly aligned with the long-term interests of our shareholders. This advisory shareholder vote, commonly known as “Say-on-Pay,” gives you as a shareholder the opportunity to express approval or withhold approval of the compensation we pay our named executive officers through voting for or against the following resolution:

“Resolved, that the shareholders approve the compensation of the Company’s named executive officers as disclosed in DXP’s 2012 proxy statement, which includes the Compensation Discussion and Analysis, the Summary Compensation Table and the other executive compensation tables and related discussion.”

The Company and the Compensation Committee remain committed to the compensation philosophy, policies and objectives outlined under the heading “Compensation Discussion and Analysis” in this proxy statement. As always, the Compensation Committee will continue to review all elements of the executive compensation program and take any steps it deems necessary to continue to fulfill the objectives of the program.

Shareholders are encouraged to carefully review the “Compensation Discussion and Analysis” section of this proxy statement for a detailed discussion of our executive compensation program.

Because your vote is advisory, it will not be binding upon DXP or our Board of Directors.  However, our Compensation Committee will take into account the outcome of the vote when considering future executive compensation arrangements.

This proposal must be approved by the affirmative vote of the holders of shares representing at least a majority of the votes cast by the holders of our Common Stock, Series A Preferred Stock and Series B Preferred Stock voting together as a single class and entitled to vote at the meeting.  Abstentions with respect to the approval of this proposal will have the effect of a vote against this proposal.  Broker non-votes will not be counted for the purpose of determining the number of votes necessary for approval of this proposal.

Board Recommendation

Our Board recommends that you vote “FOR” the resolution to approve on an advisory basis the compensation of DXP’s named executive officers.

PROPOSAL 3: APPROVAL OF AMENDMENT TO THE DXP ENTERPRISES, INC. 2005 RESTRICTED STOCK PLAN TO INCREASE THE NUMBER OF SHARES AVAILABLE FOR ISSUANCE UNDER THE PLAN BY 200,000 SHARES.

Our Board of Directors has proposed for shareholder approval an amendment to the DXP Enterprises, Inc. 2005 Restricted Stock Plan to increase the number of shares available for issuance under the Plan from 600,000 shares to 800,000 shares.  The proposed amendment was adopted, subject to shareholder approval, by unanimous vote of the Board on February 29, 2012.

Reasons for Adopting the Proposed Amendment

The purpose of the Plan is to provide a means by which employees, directors and third party service providers develop a sense of proprietorship and personal involvement in the development and financial success of DXP, and to encourage them to devote their best efforts to the business of DXP, thereby advancing the interests of DXP and its shareholders.  Other purposes of the Plan are to provide a means by which DXP may attract able persons to become employees or serve as directors or third party service providers of DXP and to provide a means by which those persons responsible for the successful administration and management of DXP can acquire and maintain stock ownership, thereby strengthening their concern for the welfare of DXP.  As of April 23, 2012, less than 17,000 shares were available for issuance under the Plan.  If the amendment to the Plan is approved by DXP shareholders, the amendment will be effective June 20, 2012.

Resolution Adopting the Proposed Amendment

The following resolution, which will be presented to our shareholders at the meeting, will adopt the proposed amendment to the DXP Enterprises, Inc. 2005 Restricted Stock Plan.

RESOLVED, that the First Sentence of "Article 4.1 - Number of Shares Available for Awards" of the Plan is hereby amended to read in its entirety as follows:  Subject to adjustment as provided in Section 4.4 herein, the maximum number of Shares available for issuance to Participants under the Plan (the "Share Authorization") is eight hundred thousand (800,000) shares.

Required Vote

Approval of the proposal requires the affirmative vote of the holders of shares representing at least a majority of the votes cast by the holders of our Common Stock, Series A Preferred Stock and Series B Preferred Stock voting together as a single class and entitled to vote at the meeting.  Abstentions will be counted as shares entitled to vote on the proposal and will have the same effect as a vote "AGAINST" the proposal.  Broker non-votes will not be counted for the purpose of determining the number of votes necessary for approval of this amendment.

Summary of the Plan

The following is a summary of the material terms of the Plan and is qualified in its entirety by reference to the Plan.  The description of the Plan contained herein is not intended to be complete and is qualified in its entirety by reference to the complete text of the Plan.  If our shareholders do not approve Proposal 3, we will continue to operate the Plan pursuant to its current provisions.

Plan and Participant Share Limits

The Plan provides the Compensation Committee the ability to grant restricted stock awards as well as other awards, such as restricted stock units, performance units, performance shares or other stock-based awards.  The Plan became effective on July 15, 2005 and will terminate ten years after the effective date unless sooner terminated. The maximum number of shares of Common Stock authorized for issuance and issuable under the Plan is six hundred thousand (600,000) shares, or eight hundred thousand (800,000) shares if Proposal 3 is approved by the shareholders.

Shares are counted against the authorization only to the extent they are actually issued. Thus, shares that terminate by expiration, forfeiture, cancellation or otherwise, that are settled for cash in lieu of shares, or that are exchanged for awards not involving shares shall again be available for grants and awards under the Plan. The maximum number of shares shall not be reduced to reflect dividends or dividend equivalents that are reinvested into additional shares or credited as additional restricted Common Stock, restricted stock units, performance shares, or other stock-based awards.

The Plan also imposes annual per-participant award limits. The maximum number of shares of Common Stock for which restricted stock or restricted stock unit awards may be granted to any person in any calendar year is twenty thousand (20,000) plus any unused limit for restricted stock or restricted stock units as of the close of the prior Plan year. The maximum number of shares of Common Stock subject to performance shares or performance unit awards that may be granted to any person in any calendar year is the value of twenty thousand (20,000) shares determined as of the date of vesting or payout, as applicable, plus any unused limit for performance units or performance shares as of the close of the prior Plan year. The maximum aggregate grant to any person in any calendar year of other stock-based awards is the value of twenty thousand (20,000) shares or twenty thousand (20,000) shares, plus any unused limit for stock-based awards as of the close of the prior Plan year.

The number and kind of shares that may be issued, the number and kind of shares subject to outstanding awards, the annual per-participant award limits, and other value determinations are subject to adjustment by the Compensation Committee to reflect stock dividends, stock splits, reverse stock splits and other corporate events or transactions, including without limitation distributions of stock or property other than normal cash dividends. The Compensation Committee may also make adjustments to reflect unusual or nonrecurring events to the extent such adjustments would be appropriate to prevent unintended dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan.

Administration

The Compensation Committee is responsible for administering the Plan and has the discretionary power to interpret the terms and intent of the Plan and any Plan-related documentation, to determine eligibility for awards and the terms and conditions of awards, and to adopt rules, regulations, forms, instruments and guidelines. Determinations of the Compensation Committee made under the Plan are final and binding. The Compensation Committee may delegate administrative duties and powers to one or more of its members or to one or more officers, agents or advisors. The Compensation Committee may also delegate to one or more DXP officers the power to designate other employees (other than officers subject to Section 16 of the Securities Exchange Act of 1934, as amended) and third party service providers to be recipients of awards.

Eligibility

The following persons are eligible to participate in the Plan:

•	employees of DXP or any of its affiliates or subsidiaries;

•	directors of DXP; and

•	subject to certain limitations, any consultant, agent, advisor or independent contractor who renders service to DXP or any of its subsidiaries or affiliates.

Subject to the provisions of the Plan, the Compensation Committee may select from the eligible participants those to whom awards shall be granted and shall determine in its sole discretion the nature, terms and amount of each award. There are currently approximately 2,210 employees and three nonemployee directors eligible for awards under the Plan. At this time DXP is unable to estimate the number of third party service providers eligible for awards under the Plan.

Restricted Stock and Restricted Stock Units

The Compensation Committee may award restricted Common Stock and restricted stock units. Restricted stock awards consist of shares of Common Stock that are transferred to the participant subject to restrictions that may result in forfeiture if specified conditions are not satisfied. Restricted stock unit awards result in the transfer of shares of Common Stock to the participant only after specified conditions are satisfied. A holder of restricted Common Stock is treated as a current shareholder and is entitled to dividend and voting rights, whereas the holder of a restricted stock unit award is treated as a shareholder with respect to the award only when the shares of Common Stock are delivered in the future. The Compensation Committee will determine the restrictions and conditions applicable to each award of restricted Common Stock or restricted stock units.

Performance Unit and Performance Share Awards

Performance unit and performance share awards may be granted under the Plan. Performance unit awards will have an initial value that is determined by the Compensation Committee on the date of grant. Performance shares will have an initial value that is based on the fair market value of the Common Stock on the date of grant. Such awards will be earned only if performance goals over performance periods established by or under the direction of the Compensation Committee are met. The performance goals may vary from participant to participant, group to group, and period to period. The performance goals for performance unit and performance share awards that are intended to constitute "qualified performance-based compensation" will be based upon one or more of the following "Performance Measures" specified in the Plan:

•	Net earnings or net income (before or after taxes);
•	Earnings per share;
•	Net sales growth;
•	Net operating profit;
•	Return measures (including, but not limited to, return on assets, capital, equity, or sales);
•	Cash flow (including, but not limited to, operating cash flow, free cash flow, and cash flow return on capital);
•	Earnings before or after taxes, interest, depreciation, and/or amortization;
•	Gross or operating margins;
•	Productivity ratios;
•	Share price (including, but not limited to, growth measures and total shareholder return);
•	Expense targets;
•	Margins;
•	Operating efficiency;
•	Market share; and
•	Customer satisfaction.

The Compensation Committee will determine whether the performance targets or goals that have been chosen for a particular performance award have been met and may provide in an award that any evaluation of performance may include or exclude any of the following that are objectively determinable and that occur during the performance period to which the award is subject:

•	asset write-downs;
•	litigation or claim judgments or settlements;
•	the effect of changes in tax laws, accounting principles, or other laws or provisions affecting reporting results;
•	any reorganization and restructuring programs;
•
extraordinary nonrecurring items as described in APB Opinion No. 30 and/or in management's discussion of financial condition and results of operations appearing in DXP’s annual report to shareholders for the applicable year;

•	acquisitions or divestitures; and
•	foreign exchange gains and losses.

Awards that are designed to qualify as performance-based compensation may not be adjusted upward. However, the Compensation Committee has the discretion to adjust these awards downward. In addition, the Compensation Committee has the discretion to make awards that do not qualify as performance-based compensation and base vesting on measures other than the "Performance Measures" listed above.  Awards may be paid in the form of cash, shares of common stock, or in any combination, as determined by the Compensation Committee.

Other Stock-Based Awards

The Compensation Committee may grant equity-based or equity-related awards, referred to as "other stock-based awards," other than restricted stock, restricted stock units, performance shares or performance share units. The terms and conditions of each other stock-based award shall be determined by the Compensation Committee. Payment under other stock-based awards will be made in Common Stock or cash, as determined by the Compensation Committee.

Termination of Employment

The Compensation Committee will determine how each award will be treated following termination of the holder's employment with or service for DXP, including the extent to which unvested portions of the award will be forfeited.

Additional Provisions

Except as the Compensation Committee otherwise expressly determines, no awards may be transferred other than by will or by the laws of descent and distribution. If provided in the award agreement, a participant's right to an award may be subject to the participant agreeing to not compete with DXP or any of its subsidiaries, and to not solicit DXP’s business or employees following the participant's termination of employment. In addition, participants may be subject to nondisclosure and nondisparagement requirements. A breach of these restrictions may result in cancellation of awards or the recovery by DXP of gain realized under an award.

Treatment of Awards Upon a Change of Control and Related Transactions

Unless an award agreement provides otherwise, if there is a change of control of DXP (as defined by the Plan), all equity awards shall fully vest and performance-based awards shall be considered fully earned. Unless an award agreement provides otherwise, performance awards denominated in shares or cash shall be paid in either shares or cash within thirty (30) days after a change of control, provided that the Compensation Committee has the authority to pay such awards in shares or cash and to the extent permitted under Section 409A of the U.S. Internal Revenue Code of 1986, as amended (the “Code”).

Amendment of Awards or Plan and Adjustment of Awards

The Compensation Committee may at any time alter, amend, modify, suspend, or terminate the Plan or any outstanding award in whole or in part. No amendment of the Plan will be made without shareholder approval if shareholder approval is required by applicable law, regulations or securities exchange rule. No amendment may materially adversely affect the rights of any participant without his or her consent under an outstanding award, unless specifically provided for in the Plan.

DXP may grant awards under terms differing from those provided for in the Plan when such awards are granted in substitution for awards held by employees of other corporations who become employees of DXP as the result of a merger, consolidation, or other transaction. The share limits applicable generally to awards under the Plan will not apply to awards described in the preceding sentence, including awards assumed in such a transaction.

Withholding

DXP has the right to withhold, or require a participant to remit to DXP, the minimum statutory amount to satisfy federal, state, and local taxes, domestic or foreign, required by law or regulation to be withheld with respect to any taxable event arising as a result of the Plan. The Compensation Committee may require or permit participants to satisfy all or a portion of the minimum statutory withholding requirement by having shares withheld from the award.

Awards for Non-U.S. Employees

To comply with the laws in other countries in which DXP or its subsidiaries operate or may operate or have employees, directors, or third-party service providers, the Compensation Committee may establish subplans under the Plan and modify the terms of awards made to such employees and directors.
Federal Tax Effects

The following discussion summarizes certain federal income tax consequences of the issuance and receipt of awards pursuant to the Plan under the law as in effect on the date of this proxy statement. The rules governing the tax treatment of such awards are complex and technical, so the following discussion of tax consequences is necessarily general in nature and is not complete. In addition, statutory provisions are subject to change, as are their interpretations, and their application may vary in individual circumstances. This summary does not purport to cover all federal employment tax or other federal tax consequences associated with the Plan, nor does it address state, local, or non-U.S. taxes.

Restricted Stock Units and Performance Grants.

A participant generally is not required to recognize income on the grant of a restricted stock unit or a performance grant. Instead, a participant generally is required to recognize ordinary income upon the issuance of shares and/or the payment of cash on vesting of the award in payment of the amount due under the award pursuant to the terms of the award. In general, the amount of ordinary income required to be recognized is the amount of cash and/or the fair market value of any shares received in respect thereof, including the amount of taxes withheld from such amounts.

Restricted Common Stock.

Unless a participant who receives an award of restricted Common Stock makes an election under Section 83(b) of the Code as described below, the participant generally is not required to recognize ordinary income on receipt of the shares of restricted Common Stock. Instead, on the date the shares vest (i.e., become transferable and no longer subject to forfeiture), the participant will be required to recognize ordinary income in an amount equal to the excess, if any, of the fair market value of the shares on such date over the amount, if any, paid for such shares. If the Compensation Committee in its sole discretion permits a participant to make an election under Section 83(b) of the Code, the participant will recognize ordinary income on the date the shares are awarded. The amount of ordinary income required to be recognized is an amount equal to the excess, if any, of the fair market value of the shares on the date of award over the amount, if any, paid for such shares. In such case, the participant will not be required to recognize additional ordinary income when the shares vest (i.e., become transferable and no longer subject to forfeiture).

Other Stock-Based Awards.

Other stock-based awards granted under the Plan may have generally the same tax consequences as either restricted stock unit awards or restricted Common Stock awards, depending on the terms and conditions for the award established by the Compensation Committee.

Gain or Loss on Sale or Exchange of Shares.

In general, gain or loss from the sale or exchange of shares granted or awarded under the Plan will be treated as capital gain or loss, provided that the shares are held as capital assets at the time of the sale or exchange.

Deductibility by DXP.

In general, in the case of restricted Common Stock, restricted stock units, performance grants, and other stock-based awards, DXP will generally be allowed a deduction in an amount equal to the amount of ordinary income recognized by a participant other than as described generally below.

Performance Based Compensation.

 In general, under Section l62(m) of the Code, remuneration paid by a public corporation to each of the chief executive officer and the other three highest compensated officers of the corporation (excluding the chief financial officer) is not deductible for federal income tax purposes to the extent it exceeds $1,000,000 for any year. Taxable payments or benefits under the Plan may be subject to this deduction limit. However, under Section l62(m), qualifying performance-based compensation, including performance-based awards that are made under shareholder approved plans and that meet certain other requirements, is exempt from the deduction limitation. The Plan has been designed so that the Compensation Committee in its discretion may grant qualifying exempt performance-based awards under the Plan that generally should qualify as performance based compensation for purposes of Section 162(m) of the Code.

Parachute Payments.

Under the so-called "golden parachute" provisions of the Code, the accelerated vesting of stock options and benefits paid under other awards in connection with a change of control of a corporation may be required to be valued and taken into account in determining whether participants have received compensatory payments, contingent on the change of control, in excess of certain limits. If these limits are exceeded, a portion of the amounts payable to the participant may be subject to an additional 20% federal tax and may be nondeductible to DXP.

Compliance with Section 409A.

Awards under the Plan will be designed, granted and administered in such a manner that they are either exempt from the application of, or comply with, the requirements of section 409A of the Code and Department of Treasury rules and regulations issued thereunder.

Withholding.

Payments made under awards granted under the Plan may be subject to federal tax withholding. Where payment of an award results in income subject to withholding, DXP may require the participant to remit the withholding amount to DXP or, if the Compensation Committee requires or approves, participants must or may satisfy their tax withholding obligation by causing shares of Common Stock to be withheld by DXP.

Amended Plan Benefits

The benefits or amounts that will be received by or allocated under the Plan as amended by Proposal 3 to named executive officers, all executive officers as a group, non-executive directors and employees other than executive officers by reason of the proposed amendment are not yet determinable. Future awards or grants cannot be determined at this time.

The table below sets forth the number of restricted stock awards that were granted under the Plan in fiscal 2011. The dollar value represents the aggregate of the grant date fair value computed in accordance with FASB ASC topic 718 of the respective restricted stock.

2005 RESTRICTED STOCK PLAN

	Restricted Stock Awards
Name and Position	Number of Units (#)	Grant Date Fair Value ($)
David R. Little President and Chief Executive Officer	2,600	$60,008
Mac McConnell Senior VP and CFO	-	-
John J. Jeffery Senior VP, Supply Chain Services & Marketing	5,000	$99,400
David C. Vinson Senior VP, Innovative Pumping Solutions	5,000	$99,400
Todd Hamlin Senior VP, Service Centers	5,000	$99,400
Kent Yee Senior VP, Corporate Development	60,000	$1,324,200
Executive Group	77,600	$1,682,408
Non-executive Director Group	8,637	$224,994
Non-Executive Officer Employee Group	31,055	$999,971

Board Recommendation

Our Board recommends that you vote "FOR" the proposal to increase the number of shares available for issuance under our Plan.

SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS

The table below sets forth the following information as of the end of December 31, 2011 for (i) all compensation plans previously approved by our shareholders and (ii) all compensation plans not previously approved by our shareholders.

	Number of Securities to be Issued upon Exercise of Outstanding Options, Warrants and Rights (a)	Weighted-Average Exercise Price of Such Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding securities Reflected in Column (a))
Equity compensation plans approved by security holders	228,592(1)	$21.10(2)	48,784
Equity compensation plans not approved by security holders	NA	NA	NA
Total	228,592	$21.10	48,784
(1) Non-vested shares of restricted stock awarded under the Plan. (2) Weighted average grant price of non-vested restricted stock.

PROPOSALS FOR NEXT ANNUAL MEETING

Any proposals of shareholders intended to be included in DXP’s proxy statement for the 2013 Annual Meeting of Shareholders must be received by DXP at its principal executive offices, 7272 Pinemont Drive, Houston, Texas 77040, no later than January 11, 2013, in order to be included in the proxy statement and form of proxy relating to that meeting. Any proposals submitted after January 11, 2013 will be considered untimely.

Any shareholder who wishes to bring a proposal or nominate a person for election to our Board of Directors at the 2013 Annual Meeting of Shareholders must provide written notice of the proposal or nomination to our Corporate Secretary, at our principal executive offices, between February 20, 2013 and March 22, 2013, which is 90 to 120 days prior to the one year anniversary of the upcoming Annual Meeting. In addition, our shareholders must comply with the requirements of the SEC related to nominations and shareholder proposals and the procedural requirements in our bylaws, which shareholders can obtain from us upon request and which are also on file with the SEC. These requirements are separate and apart from and in addition to the requirements of federal securities laws with which a shareholder must comply to have a shareholder proposal included in DXP’s Proxy Statement under Rule 14a-8 of the Securities Exchange Act of 1934, as amended.

Our bylaws provide that if a shareholder wishes to nominate a person for election as director (which is separate from simply recommending someone to be considered by our Nominating and Governance Committee for inclusion on the Company’s slate of directors) or to propose other business to be considered at one of our annual meetings of shareholders, that shareholder must follow the procedures contained in our bylaws and satisfy the requirements of Regulation 14A of the Securities Exchange Act of 1934. The shareholder proposing such business or making such nomination must be a shareholder of record of our Company on the date the nomination is delivered to our Corporate Secretary and at the time of our annual meeting and be entitled to vote at the annual meeting. The proposal or nomination must be received by our Corporate Secretary at our principal executive offices not less than 90 nor more than 120 days prior to the first anniversary of the preceding year’s annual meeting, except that if the date of the annual meeting is more than 30 days before or more than 60 days after such anniversary date, notice by the shareholder must be delivered not earlier than the close of business 120 days prior to the annual meeting and no later than 90 days prior to such annual meeting or 10 days following our first public announcement of the date of the annual meeting. In addition, if the number of directors to be elected to our Board of Directors at an annual meeting is increased and there is no public announcement by us naming all of the nominees for director or specifying the size of the increased Board of Directors at least 100 days prior to the first anniversary of the preceding year’s annual meeting, a shareholder’s nomination shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it is delivered to our Corporate Secretary at our principal executive offices not later than the close of business on the 10th day following the day on which we first make such public announcement. These time periods are designed to allow us time to adequately consider all proposals and nominees.

To be considered, each nomination must include the following information:

•
all information relating to the nominee that is required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required, in each case pursuant to and in accordance with Section 14 of the Exchange Act and the rules and regulations promulgated thereunder;

•	the nominee’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected;

•
a description of all direct and indirect compensation and other material monetary agreements, arrangements and understandings during the past three years, and any other material relationships, between or among the nominating shareholder and beneficial owner, if any, and their respective affiliates and associates, or others acting in concert with them, on the one hand, and each proposed nominee, and his or her respective affiliates and associates, or others acting in concert with him, on the other hand, including, all information that would be required to be disclosed pursuant to Rule 404 promulgated under Regulation S-K if the shareholder making the nomination and any beneficial owner on whose behalf the nomination is made, if any, or any of their respective affiliates or associates or persons acting in concert with any such person, were the “registrant” for purposes of such rule and the nominee were a director or executive officer of such registrant;

•
a written questionnaire with respect to the background and qualification of the nominee and the background of any other person or entity on whose behalf the nomination is being made, the form of which questionnaire will be provided by our Corporate Secretary upon written request; and

•
a written representation and agreement, in the form provided by our Corporate Secretary upon written request, that the nominee is not and will not become a party to any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any person or entity as to how the nominee, if elected as a director, will act or vote on any issue or question that has not been disclosed to us or that could limit or interfere with the nominee’s ability to comply, if elected as a director, with the nominee’s fiduciary duties under applicable law, is not and will not become a party to any agreement, arrangement or understanding with any person or entity other than us with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as our director that has not been disclosed to us, and in the nominee’s individual capacity and on behalf of any person or entity on whose behalf the nomination is being made, would be in compliance, if elected as our director, and will comply with all of our applicable publicly disclosed corporate governance, conflict of interest, confidentiality and stock trading policies and guidelines.

To be considered, proposals for business to be considered by our shareholders at an annual meeting, other than the nomination of persons for election as directors, must include the following information:

•	a brief description of the business desired to be brought before the annual meeting;

•	the reasons for conducting such business at the annual meeting;

•
the text of the proposal or business, including the text of any resolutions proposed for consideration and in the event that such business includes a proposal to amend our Bylaws, the language of the proposed amendment;

•	any material interest in such business of such shareholder and the beneficial owner, if any, on whose behalf the proposal is made;

•
a description of all agreements, arrangements and understandings between such shareholder and beneficial owner, if any, and any other person or persons, including their names, in connection with the proposal of such business by such shareholder; and

•	as to the shareholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made:

—	the name and address of such shareholder, as they appear on our books, and of such beneficial owner, if any,

—	the class or series and number of shares of our capital stock that are, directly or indirectly, owned beneficially and of record by such shareholder and by such beneficial owner,

—
any option, warrant, convertible security, stock appreciation right, or similar right with an exercise or conversion privilege or a settlement payment or mechanism at a price related to any class or series of our capital stock, whether or not such instrument or right shall be subject to settlement in the underlying class or series of our capital or otherwise directly or indirectly owned beneficially by such shareholder and by such beneficial owner, if any,

—
any other direct or indirect opportunity held or owned beneficially by such shareholder and by such beneficial owner, if any, to profit or share in any profit derived from any increase or decrease in the value of our shares,

—	any proxy, contract, arrangement, understanding, or relationship pursuant to which such shareholder or beneficial owner, if any, has a right to vote any shares of any of our securities,

—	any short interest in any of our securities,

—	any right to dividends on our shares of capital stock owned beneficially by such shareholder or such beneficial owner, if any, which right is separated or separable from the underlying shares,

—
any proportionate interest in shares of our capital stock or derivative instrument held, directly or indirectly, by a general or limited partnership in which such shareholder or such beneficial owner, if any, is a general partner or with respect to which such shareholder or such beneficial owner, if any, directly or indirectly, beneficially owns an interest in a general partner, and

—
any performance-related fees, other than an asset-based fee, to which such shareholder or such beneficial owner, if any, is entitled to based on any increase or decrease in the value of our shares or derivative instruments, if any, in each case with respect to the information required to be included in the notice.

Such information must include any such interests held by members of such shareholder’s or such beneficial owner’s immediate family sharing the same household. All such information must be supplemented by such shareholder and such beneficial owner, if any, not later than 10 days after the record date for the annual meeting to disclose such ownership as of the record date, 10 days before the annual meeting date, and immediately prior to the commencement of the annual meeting, by delivery of such supplemented information to our Corporate Secretary. Such information shall also include any other information relating to such shareholder and beneficial owner, if any, that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitation of proxies for election of directors in a contested election pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder, a representation that the shareholder is a holder of record of our stock entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to propose such business or nomination, and a representation whether the shareholder or the beneficial owner, if any, intends or is part of a group that intends to deliver a proxy statement and/or form of proxy to holders of at least the percentage of our outstanding capital stock required to approve or adopt the proposal or elect the nominee or otherwise to solicit proxies from shareholders in support of such proposal or nomination.

The proposing shareholder must also include such other information as we may reasonably require or that is otherwise reasonably necessary to determine the eligibility of such proposed nominee to serve as a director of our Company, to determine whether such nominee qualifies as an “independent director” or “audit committee financial expert” under applicable law, securities exchange rule or regulation, or any of our publicly-disclosed corporate governance guidelines or committee charters; including our policy governing director qualifications and nominations, and that could be material to a reasonable shareholder’s understanding of the independence and qualifications, or lack thereof, of such nominee.

OTHER MATTERS

We know of no other matters that may come before the Annual Meeting.  However, if any matters other than those referred to above should properly come before the Annual Meeting, it is the intention of the persons named in the enclosed proxy to vote such proxy in accordance with their best judgment.

The cost of solicitation of proxies in the accompanying form will be paid by DXP. In addition to solicitation by use of the mails, certain directors, officers or employees, who will not receive any additional compensation for the solicitation of proxies, may solicit the return of proxies by telephone, facsimile or personal interview.

DXP ENTERPRISES, INC.

PROXY - ANNUAL MEETING OF SHAREHOLDERS – COMMON STOCK
June 20, 2012

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL:
The Notice of Meeting, proxy statement and annual report are available at http://materials.proxyvote.com/233377.

This Proxy is Solicited on Behalf of the Board of Directors

The undersigned holder of Common Stock of DXP Enterprises, Inc. (“DXP”) hereby appoints David R. Little and Mac McConnell, or either of them, proxies of the undersigned with full power of substitution, to vote at the Annual Meeting of Shareholders of DXP to be held on Wednesday, June 20, 2012, at 9:00 a.m., Central Daylight Time, at the offices of DXP, 7272 Pinemont, Houston, Texas 77040 and at any adjournment or postponement thereof, the number of votes that the undersigned would be entitled to cast if personally present.

Please mark, sign, date and return to Mac McConnell, 7272 Pinemont Drive, Houston, Texas 77040.

(1) ELECTION OF DIRECTORS:
FOR all of the nominees listed below [ ] (except as indicated to the contrary below)	WITHHOLD AUTHORITY [ ] to vote for election of directors
NOMINEES: David R. Little, Cletus Davis, Timothy P. Halter, and Kenneth H. Miller

(Instruction:  To withhold authority to vote for any individual nominee, write that nominee’s name in the space provided below.)
__________________________________________________

(2)       Approve, as a non-binding  advisory vote, the compensation of the named executive officers:
[  ]    For         [  ]    Against          [  ]    Abstain

(3)       Approve amendment to the Company's 2005 Restricted Stock Plan to increase  the number of shares available for issuance under the Plan by 200,000 shares.
 [  ]    For         [  ]    Against          [  ]    Abstain

(4)    In their discretion, the above-named proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournment thereof and upon matters incident to the conduct of the meeting.

This proxy, when properly executed, will be voted in the manner directed herein by the undersigned Shareholder. If no direction is made, this proxy will be voted (i) “FOR” the election of all of the director Nominees named in Item 1, or if any one or more of the nominees becomes unavailable, “FOR” another Nominee or other nominees to be selected by the Board of Directors, (ii) “FOR” approval of the Company’s executive compensation, and (iii) “FOR” the amendment to the 2005 Restricted Stock Plan.

Signature of Shareholder(s):	Date: _______________________________
Please sign your name exactly as it appears hereon. Joint owners must each sign. When signing as attorney, executor, administrator, trustee or guardian, please give your full title as such.

DXP ENTERPRISES, INC.

PROXY - ANNUAL MEETING OF SHAREHOLDERS – SERIES A PREFERRED STOCK
June 20, 2012

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL:
The Notice of Meeting, proxy statement and annual report are available at http://materials.proxyvote.com/233377.

This Proxy is Solicited on Behalf of the Board of Directors

The undersigned holder of Series A Preferred Stock of DXP Enterprises, Inc. (“DXP”) hereby appoints David R. Little and Mac McConnell, or either of them, proxies of the undersigned with full power of substitution, to vote at the Annual Meeting of Shareholders of DXP to be held on Wednesday, June 20, 2012, at 9:00 a.m., Central Daylight Time, at the offices of DXP, 7272 Pinemont, Houston, Texas 77040 and at any adjournment or postponement thereof, the number of votes that the undersigned would be entitled to cast if personally present.

Please mark, sign, date and return to Mac McConnell, 7272 Pinemont Drive, Houston, Texas 77040.
(1) ELECTION OF DIRECTORS:
FOR all of the nominees listed below [ ] (except as indicated to the contrary below)	WITHHOLD AUTHORITY [ ] to vote for election of directors
NOMINEES: David R. Little, Cletus Davis, Timothy P. Halter, and Kenneth H. Miller

(Instruction:  To withhold authority to vote for any individual nominee, write that nominee’s name in the space provided below.)

(2)       Approve, as a non-binding  advisory vote, the compensation of the named executive officers:
[  ]    For         [  ]    Against          [  ]    Abstain

(3)       Approve amendment to the Company's 2005 Restricted Stock Plan to increase  the number of shares available for issuance under the Plan by 200,000 shares.:
[  ]    For         [  ]    Against          [  ]    Abstain

(4)    In their discretion, the above-named proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournment thereof and upon matters incident to the conduct of the meeting.

This proxy, when properly executed, will be voted in the manner directed herein by the undersigned Shareholder. If no direction is made, this proxy will be voted (i) “FOR” the election of all of the director Nominees named in Item 1, or if any one or more of the nominees becomes unavailable, “FOR” another Nominee or other nominees to be selected by the Board of Directors, (ii) “FOR” approval of the Company’s executive compensation, and (iii) “FOR” the amendment to the 2005 Restricted Stock Plan.

Signature of Shareholder(s):	Date: _______________________________
Please sign your name exactly as it appears hereon. Joint owners must each sign. When signing as attorney, executor, administrator, trustee or guardian, please give your full title as such.

DXP ENTERPRISES, INC.

PROXY - ANNUAL MEETING OF SHAREHOLDERS – SERIES B PREFERRED STOCK
June 20, 2012

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL:
The Notice of Meeting, proxy statement and annual report are available at http://materials.proxyvote.com/233377.

This Proxy is Solicited on Behalf of the Board of Directors

The undersigned holder of Series B Preferred Stock of DXP Enterprises, Inc. (“DXP”) hereby appoints David R. Little and Mac McConnell, or either of them, proxies of the undersigned with full power of substitution, to vote at the Annual Meeting of Shareholders of DXP to be held on Wednesday, June 20, 2012, at 9:00 a.m., Central Daylight Time, at the offices of DXP, 7272 Pinemont, Houston, Texas 77040 and at any adjournment or postponement thereof, the number of votes that the undersigned would be entitled to cast if personally present.

Please mark, sign, date and return to Mac McConnell, 7272 Pinemont Drive, Houston, Texas 77040.
(1) ELECTION OF DIRECTORS:
FOR all of the nominees listed below [ ] (except as indicated to the contrary below)	WITHHOLD AUTHORITY [ ] to vote for election of directors
NOMINEES: David R. Little, Cletus Davis, Timothy P. Halter, and Kenneth H. Miller

(Instruction:  To withhold authority to vote for any individual nominee, write that nominee’s name in the space provided below.)

(2)       Approve, as a non-binding  advisory vote, the compensation of the named executive officers:
[  ]    For         [  ]    Against          [  ]    Abstain

(3)       Approve amendment to the Company's 2005 Restricted Stock Plan to increase  the number of shares available for issuance under the Plan by 200,000 shares.
[  ]    For         [  ]    Against          [  ]    Abstain

(4)    In their discretion, the above-named proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournment thereof and upon matters incident to the conduct of the meeting.

This proxy, when properly executed, will be voted in the manner directed herein by the undersigned Shareholder. If no direction is made, this proxy will be voted (i) “FOR” the election of all of the director Nominees named in Item 1, or if any one or more of the nominees becomes unavailable, “FOR” another Nominee or other nominees to be selected by the Board of Directors, (ii) “FOR” approval of the Company’s executive compensation, and (iii) “FOR” the amendment to the 2005 Restricted Stock Plan.

Signature of Shareholder(s):	Date: _______________________________
Please sign your name exactly as it appears hereon. Joint owners must each sign. When signing as attorney, executor, administrator, trustee or guardian, please give your full title as such.

EXERCISE YOUR RIGHT TO VOTE
Important Notice Regarding the Availability of Proxy Materials for the
Shareholder Meeting to Be Held on June 20, 2012

Meeting Information

Meeting Type:  Annual Meeting
For holders as of:  april 23, 2012
Date:  June 20, 2012
Time:  9:00 A.M.
Location:  7272 Pinemont Drive, Houston, TX 77040

You are receiving this communication because you hold shares in the above named company.

This is not a ballot.  you cannot use this notice to vote these shares.  This communication presents onl;y an overview of the more complete proxy materials that are available to you on the internet.  you may view the proxy materials online at www.proxyvote.com or easily request a paper copy (see reverse side).

We encourage you to access and review all of the important information contained in the proxy materials before voting.

SEE REVERSE SIDE OF THIS NOTICE TO OBTAIN PROXY MATERIALS AND VOTING INSTRUCTIONS

HOW TO ACCESS THE PROXY MATERIALS

Proxy Materials Available to VIEW or RECEIVE:
1. Form 10-K
2. Notice & Proxy Statement

How to View Online:
Have the information that is printed in the box marked by the arrow (located on the following page) and visit:  www.proxyvote.com

How to Request and Receive a PAPER or E-MAIL copy:
If you want to receive a paper or e-mail copy of these documents, you must request one.  There is NO charge for requesting a copy.  Please choose one of the following methods to make your request:

1. BY INTERNET:  www.proxyvote.com
2. BY TELEPHONE:  1-800-579-1639
3. BY E-MAIL:  sendmaterial@proxyvote.com

If requesting materials by e-mail, please send a blank e-mail with the information that is printed in the box marked by the arrow (located on the following page) in the subject line.

Requests, instructions and other inquiries sent to this e-mail address will NOT be forwarded to your investment advisor.  Please make the requests as instructed above on or before June 6, 2012 to facilitate timely delivery.

HOW TO VOTE

Vote in Person:  Many shareholder meetings hve attendance requirements including, but not limited to, the possession of an attendance ticket issued by the entity holding the meeting.  Please check the meeting materials for any special requirements for meeting attendance.  At the meeting, you will need to request a ballot to vote these shares.

Vote by Internet:  To vote now by internet, go to www.proxyvote.com.  Have the information that is printed in the box marked by the arrow available and follow the instructions.

Vote By Mail:  you can vote by mail by requesting a paper copy of the materials, which will include a proxy card.

VOTING ITEMS

The Board of Directors recommends you vote FOR the following:

1.  Election of Directors

Nominees
01  David R. Little
02  Cletus Davis
03  Timothy P. Halter
04  Kenneth H. Miller

The Board of Directors recommends you vote FOR proposals 2 and 3:

2.  Approve, as non-binding advisory vote, the compensation of the named executive officers;

3.  approve amendment to the Company's 2005 Restricted Stock Plan to increase the number of shres available for issuance under the Plan by 200,000 shares;

NOTE:  In their discretion, the above-named proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournment thereof and upon matters indicant to the conduct of the meeting.

DXP Enterprises, Inc.
2005 Restricted Stock Plan

TABLE OF CONTENTS

ARTICLE 1 Establishment, Purpose, and Duration 1
ARTICLE 2 Definitions 1
ARTICLE 3 Administration 5
ARTICLE 4 Shares Subject to the Plan and Maximum Awards 5
ARTICLE 5 Eligibility and Participation 6
ARTICLE 6 Restricted Stock and Restricted Stock Units 6
ARTICLE 7 Performance Units/Performance Shares 8
ARTICLE 8 Other Stock-Based Awards 9
ARTICLE 9 Performance Measures 10
ARTICLE 10 Nonemployee Director Awards 11
ARTICLE 11 Beneficiary Designation 11
ARTICLE 12 Rights of Participants 11
ARTICLE 13 Change of Control 12
ARTICLE 14 Amendment, Modification, Suspension, and Termination 12
ARTICLE 15 Withholding 12
ARTICLE 16 Successors 13
ARTICLE 17 General Provisions 13

DXP Enterprises, Inc.
2005 Restricted Stock Plan

ARTICLE 1
Establishment, Purpose, and Duration

1.1           Establishment. DXP Enterprises, Inc., a Texas corporation (hereinafter referred to as the “Company”), establishes an equity incentive compensation plan to be known as the 2005 Restricted Stock Plan (hereinafter referred to as the “Plan”), as set forth in this document.

The Plan permits the grant of Restricted Stock, Restricted Stock Units,  Performance Shares, Performance Units and Other Stock-Based Awards.  The Plan is not intended to be a plan that is subject to the Employee Retirement Income Security Act of 1974, as amended (“ERISA”).  The Plan will be interpreted, construed and administered consistent with its status as a plan that is not subject to ERISA.

Subject to approval by the Company’s shareholders, the Plan will become effective as of July 15, 2005 (the “Effective Date”).

1.2           Purpose of the Plan. The purpose of the Plan is to provide a means whereby Employees, Directors, and Third Party Service Providers of the Company develop a sense of proprietorship and personal involvement in the development and financial success of the Company, and to encourage them to devote their best efforts to the business of the Company, thereby advancing the interests of the Company and its shareholders.  A further purpose of the Plan is to provide a means through which the Company may attract able persons to become Employees or serve as Directors or Third Party Service Providers of the Company and to provide a means whereby those individuals upon whom the responsibilities of the successful administration and management of the Company are of importance, can acquire and maintain stock ownership, thereby strengthening their concern for the welfare of the Company.

1.3           Duration of the Plan. Unless sooner terminated as provided herein, the Plan shall terminate ten years from the Effective Date.  After the Plan is terminated, no Awards may be granted but Awards previously granted shall remain outstanding in accordance with their applicable terms and conditions and the Plan’s terms and conditions.
ARTICLE 2
Definitions

Whenever used in the Plan, the following terms shall have the meanings set forth below, and when the meaning is intended, the initial letter of the word shall be capitalized.

2.1           “Affiliate” means any corporation, partnership, limited liability company or partnership, association, trust or other entity or  organization which, directly or indirectly, controls, is controlled by, or is under common control with, the Company. For purposes of the preceding sentence, “control (including, with correlative meanings, the terms “controlled by” and “under common control with”), as used with respect to any entity or organization, shall mean the possession, directly or indirectly, of the power (i) to vote more than fifty percent (50%) of the securities having ordinary voting power for the election of directors of the controlled entity or organization, or (ii) to direct or cause the direction of the management and policies of the controlled entity or organization, whether through the ownership of voting securities or by contract or otherwise.

2.2           “Annual Award Limit” or “Annual Award Limits” have the meaning set forth in Section 4.3.

2.3           “Award” means, individually or collectively, a grant under this Plan of Restricted Stock, Restricted Stock Units, Performance Shares, Performance Units or Other Stock-Based Awards, in each case subject to the terms of this Plan.

2.4           “Award Agreement” means either (i) a written agreement entered into by the Company and a Participant setting forth the terms and provisions applicable to an Award granted under this Plan, or (ii) a written statement issued by the Company to a Participant describing the terms and provisions of such Award.

2.5           “Beneficial Owner” or “Beneficial Ownership” shall have the meaning ascribed to such term in Rule 13d-3 of the General Rules and Regulations under the Exchange Act.

2.6           “Board” or “Board of Directors” means the Board of Directors of the Company.

2.7           “Change of Control,” for all purposes of this Plan, means the occurrence of any one or more of the following events following the date on which the applicable Award is granted:

(a)           a report on Schedule 13D or Schedule 14D-1 (or any successor schedule, form or report) shall be filed with the Securities and Exchange Commission pursuant to the Exchange Act and that report discloses that any person (within the meaning of Section 13(d) or Section 14(d)(2) of the Exchange Act), other than the Company (or one of its subsidiaries) or any employee benefit plan sponsored by the Company (or one of its subsidiaries), is the beneficial owner (as that term is defined in Rule 13d-3 or any successor rule or regulation promulgated under the Exchange Act), directly or indirectly, of 20 percent or more of the outstanding Voting Stock;

(b)           any person (within the meaning of Section 13(d) or Section 14(d)(2) of the Exchange Act), other than the Company (or one of its subsidiaries) or any employee benefit plan sponsored by the Company (or one of its subsidiaries), shall purchase securities pursuant to a tender offer or exchange offer to acquire any Voting Stock (or any securities convertible into Voting Stock) and, immediately after consummation of that purchase, that person is the beneficial owner (as that term is defined in Rule 13d-3 or any successor rule or regulation promulgated under the Exchange Act), directly or indirectly, of 20 percent or more of the outstanding Voting Stock (such person's beneficial ownership to be determined, in the case of rights to acquire Voting Stock, pursuant to paragraph (d) of Rule 13d-3 or any successor rule or regulation promulgated under the Exchange Act);

(c)           the consummation of:

(i)           a merger, consolidation or reorganization of the Company with or into any other person if as a result of such merger, consolidation or reorganization, 50 percent or less of the combined voting power of the then-outstanding securities of such other person immediately after such merger, consolidation or reorganization are held in the aggregate by the holders of outstanding Voting Stock immediately prior to such merger, consolidation or reorganization;

(ii)           any sale, lease, exchange or other transfer of all or substantially all the assets of the Company and its consolidated subsidiaries to any other person if as a result of such sale, lease, exchange or other transfer, 50 percent or less of the combined voting power of the then-outstanding securities of such other person immediately after such sale, lease, exchange or other transfer are held in the aggregate by the holders of outstanding Voting Stock immediately prior to such sale, lease, exchange or other transfer; or

(iii)           a transaction immediately after the consummation of which any person (within the meaning of Section 13(d) or Section 14(d)(2) of the Exchange Act) would be the beneficial owner (as that term is defined in Rule 13d-3 or any successor rule or regulation promulgated under the Exchange Act), directly or indirectly, of more than 50 percent of the outstanding Voting Stock;

(iv)           the stockholders of the Company approve the dissolution of the Company; or

(v)           during any period of 12 consecutive months, the individuals who at the beginning of that period constituted the Board shall cease to constitute a majority of the Board, unless the election, or the nomination for election by the Company's stockholders, of each director of the Company first elected during such period was approved by a vote of at least a two-thirds majority of the directors of the Company then still in office who were directors of the Company at the beginning of any such period.

2.8           “Code” means the U.S. Internal Revenue Code of 1986, as amended from time to time.

2.9           “Committee” means the compensation committee of the Board, or any other committee designated by the Board to administer this Plan. The members of the Committee shall be Nonemployee Directors and Outside Directors appointed from time to time by and shall serve at the discretion of the Board.

2.10           “Company” means DXP Enterprises, Inc., a Texas corporation, and any successor thereto as provided in ARTICLE 16 herein.

2.11           “Covered Employee” means a Participant who is a “covered employee,” as defined in section 162(m) of the Code and the regulations promulgated under section 162(m) of the Code, or any successor statute.

2.12           “Director” means any individual who is a member of the Board of Directors of the Company.

2.13           “Disability” means a mental or physical disability of the Participant which, in the opinion of a physician selected by the Committee, (i) shall prevent the Participant from adequately performing his services as an Employee, Third Party Service Provide or Director and (ii) can be expected to result in death or has lasted or can be expected to last for a continuous period of not less than 12 months.

2.14           “Effective Date” has the meaning set forth in Section 1.1.

2.15           “Employee” means any employee of the Company, its Affiliates, and/or Subsidiaries.

2.16           “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, or any successor act thereto.

2.17           “Extraordinary Items” means (i) extraordinary, unusual, and/or nonrecurring items of gain or loss; (ii) gains or losses on the disposition of a business; (iii) changes in tax or accounting regulations or laws; or (iv) the effect of a merger or acquisition, all of which must be identified in the audited financial statements, including footnotes, or Management Discussion and Analysis section of the Company’s annual report.

2.18           “Fair Market Value” or “FMV” means on the date in question (a) the closing price of the Stock on that date (or, if there was no sale on such date, the next preceding date on which there was such a sale) on the principal securities exchange on which the Stock is listed; or (b) if the Stock is not listed on a securities exchange, an amount as determined by the Committee in its sole discretion.

2.19           “Insider” shall mean an individual who is, on the relevant date, an officer, Director, or more than ten percent (10%) Beneficial Owner of any class of the Company’s equity securities that is registered pursuant to Section 12 of the Exchange Act, as determined by the Board in accordance with Section 16 of the Exchange Act.

2.20           “Net Income” means the consolidated net income after taxes for the Plan Year, as reported in the Company’s annual report to shareholders or as otherwise reported to shareholders.

2.21           “Nonemployee Director” means a Director who is not an Employee.

2.22           Other Stock-Based Award” means an equity-based or equity-related Award not otherwise described by the terms of this Plan, granted pursuant to ARTICLE 8.

2.23           “Outside Director” means a member of the Board who qualifies as an outside director as defined for purposes of section 162(m) of the Code.

2.24           “Participant” means any eligible person as set forth in ARTICLE 5 to whom an Award is granted.

2.25           “Performance-Based Compensation” means compensation under an Award that satisfies the requirements of section 162(m) of the Code for deductibility of remuneration paid to Covered Employees.

2.26           “Performance Measures” means measures as described in ARTICLE 9 on which the performance goals are based and which are approved by the Company’s shareholders pursuant to this Plan in order to qualify Awards as Performance-Based Compensation.

2.27           “Performance Period” means the period of time during which the performance goals must be met in order to determine the degree of payout and/or vesting with respect to an Award.

2.28           “Performance Share” means an Award granted to a Participant, as described in ARTICLE 7.

2.29           “Performance Unit” means an Award granted to a Participant, as described in ARTICLE 7.

2.30           “Period of Restriction” means the period when Restricted Stock or Restricted Stock Units are subject to a substantial risk of forfeiture (based on the passage of time, the achievement of performance goals, or upon the occurrence of other events as determined by the Committee, in its discretion), as provided in ARTICLE 6.

2.31           “Person” shall have the meaning ascribed to such term in Section 3(a)(9) of the Exchange Act and used in Sections 13(d) and 14(d) thereof, including a “group” as defined in Section 13(d) thereof.

2.32           “Plan” means the DXP Enterprises, Inc. 2005 Restricted Stock Plan.

2.33           “Plan Year” means the calendar year.

2.34“Restriction Period” means the period of time that a Restricted Stock or Restricted Unit Award is subject to restrictions as specified by the Committee pursuant to ARTICLE 6.

2.35           “Restricted Stock” means an Award granted to a Participant pursuant to ARTICLE 6.

2.36           “Restricted Stock Unit” means an Award granted to a Participant pursuant to ARTICLE 6, except no Shares are actually awarded to the Participant on the date of grant.

2.37           “Retire” or “Retirement” means the, in the case of an Employee, the termination of the Employee’s employment relationship with the Company and all Affiliates after attaining the age of 65, and, in the case of a Director, cessation of the Director’s services as a Director after completing either six full terms or six years of service as a Director.

2.38           “Share” means a share of Stock.

2.39           “Stock” means the common stock of the Company, $.01 par value or, in the event that the outstanding shares of common stock are later changed into or exchanged for a different class of stock or securities of the Company or another corporation, that other stock or security.

2.40           “Subsidiary” means any corporation or other entity, whether domestic or foreign, in which the Company has or obtains, directly or indirectly, a proprietary interest of more than fifty percent (50%) by reason of stock ownership or otherwise.

2.41           “Third Party Service Provider” means any consultant, agent, advisor, or independent contractor who renders services to the Company, a Subsidiary, or an Affiliate that (a) are not in connection with the offer and sale of the Company’s securities in a capital raising transaction, and (b) do not directly or indirectly promote or maintain a market for the Company’s securities.

2.42           “Voting Stock” means Shares the holders of which are entitled to vote for the election of directors, but excluding Shares entitled to so vote only upon the occurrence of a contingency unless that contingency shall have occurred.

ARTICLE 3
Administration

3.1           General. The Committee shall be responsible for administering the Plan, subject to this Article and the other provisions of the Plan. The Committee may employ attorneys, consultants, accountants, agents, and other persons, any of whom may be an Employee, and the Committee, the Company, and its officers and Directors shall be entitled to rely upon the advice, opinions, or valuations of any such persons. All actions taken and all interpretations and determinations made by the Committee shall be final and binding upon the Participants, the Company, and all other interested persons.

3.2           Authority of the Committee. The Committee shall have full and exclusive discretionary power to interpret the terms and the intent of the Plan and any Award Agreement or other agreement or document ancillary to or in connection with the Plan, to determine eligibility for Awards and to adopt such rules, regulations, forms, instruments, and guidelines for administering the Plan as the Committee may deem necessary or proper. Such authority shall include, but not be limited to, selecting Award recipients, establishing all Award terms and conditions, including the terms and conditions set forth in Award Agreements, and, subject to ARTICLE 14, adopting modifications and amendments to the Plan or any Award Agreement, including without limitation, any that are necessary to comply with the laws of the countries and other jurisdictions in which the Company, its Affiliates, and/or its Subsidiaries operate.

3.3           Delegation. The Committee may delegate to one or more of its members or to one or more officers of the Company, and/or its Subsidiaries and Affiliates or to one or more agents or advisors such administrative duties or powers as it may deem advisable, and the Committee or any person to whom it has delegated duties or powers as aforesaid may employ one or more persons to render advice with respect to any responsibility the Committee or such person may have under the Plan. The Committee may, by resolution, authorize one or more officers of the Company to do one or both of the following on the same basis as can the Committee: (a) designate Employees to be recipients of Awards; (b) designate Third Party Service Providers to be recipients of Awards; and (c) determine the size of any such Awards; provided, however, (i) the Committee shall not delegate such responsibilities to any such officer for Awards granted to an Employee that is considered an Insider; (ii) the resolution providing such authorization sets forth the total number of Awards such officer(s) may grant; and (iii) the officer(s) shall report periodically to the Committee regarding the nature and scope of the Awards granted pursuant to the authority delegated.

ARTICLE 4
Shares Subject to the Plan and Maximum Awards

4.1           Number of Shares Available for Awards.  Subject to adjustment as provided in Section 4.4 herein, the maximum number of Shares available for issuance to Participants under the Plan (the “Share Authorization”) is three hundred thousand (300,000) shares.

4.2           Share Usage. Shares covered by an Award shall only be counted as used to the extent they are actually issued.  If any Shares subject to an Award are forfeited, expire or otherwise terminate without issuance of such Shares, or any Award is settled for cash or otherwise does not result in the issuance of all or a portion of the Shares subject to such Award, the Shares shall, to the extent of such forfeiture, expiration, termination, cash settlement or non-issuance, again be available for Awards under the Plan.  If any Shares subject to an Award are withheld by the Company for income or employment taxes, the Shares, shall not become available for grant under  the Plan.  The maximum number of Shares available for issuance under the Plan shall not be reduced to reflect any dividends that are reinvested into additional Shares or credited as additional Restricted Stock, Restricted Stock Units, Performance Shares or Performance Units. The Shares available for issuance under the Plan may be authorized and unissued Shares or treasury Shares.

4.3           Annual Award Limits. Unless and until the Committee determines that an Award to a Covered Employee shall not be designed to qualify as Performance-Based Compensation, the following limits (each an “Annual Award Limit” and, collectively, “Annual Award Limits”) shall apply to grants of such Awards under the Plan:

(a)           Restricted Stock or Restricted Stock Units: The maximum aggregate grant with respect to Awards of Restricted Stock or Restricted Stock Units in any one Plan Year to any one Participant shall be twenty thousand (20,000) Shares plus the amount of the Participant’s unused applicable Annual Award Limit for Restricted Stock or Restricted Stock Units as of the close of the previous Plan Year.

(b)           Performance Units or Performance Shares: The maximum aggregate Award of Performance Units or Performance Shares that a Participant may receive in any one Plan Year shall be twenty thousand (20,000) Shares, or equal to the value of twenty thousand (20,000) Shares determined as of the date of vesting or payout, as applicable, plus the amount of the Participant’s unused applicable Annual Award Limit for Performance Units or Performance Shares as of the close of the previous Plan Year.

(c)           Other Stock-Based Awards. The maximum aggregate grant with respect to other Stock-Based Awards pursuant to Section 8.1 in any one Plan Year to any one Participant shall be twenty thousand (20,000) Shares, or equal to the value of twenty thousand (20,000) Shares determined as of the date of vesting or payout, as applicable, plus the amount of the Participant’s unused applicable Annual Award Limit Other Stock-Based Awards as of the close of the previous Plan Year.

4.4           Adjustments in Authorized Shares. In the event of any corporate event or transaction (including, but not limited to, a change in the Shares of the Company or the capitalization of the Company) such as a merger, consolidation, reorganization, recapitalization, separation, stock dividend, stock split, reverse stock split, split up, spin-off, or other distribution of stock or property of the Company, combination of Shares, exchange of Shares, dividend in kind, or other like change in capital structure or distribution (other than normal cash dividends) to shareholders of the Company, or any similar corporate event or transaction, the Committee, in its sole discretion, in order to prevent dilution or enlargement of Participants’ rights under the Plan, shall substitute or adjust, as applicable, the number and kind of Shares that may be issued under the Plan or under particular forms of Awards, the number and kind of Shares subject to outstanding Awards, the Annual Award Limits, and other value determinations applicable to outstanding Awards.

The Committee, in its sole discretion, may also make appropriate adjustments in the terms of any Awards under the Plan to reflect or related to such changes or distributions and to modify any other terms of outstanding Awards, including modifications of performance goals and changes in the length of Performance Periods. The determination of the Committee as to the foregoing adjustments, if any, shall be conclusive and binding on Participants under the Plan.

Subject to the provisions of ARTICLE 14, without affecting the number of Shares reserved or available hereunder, the Committee may authorize the issuance or assumption of benefits under this Plan in connection with any merger, consolidation, acquisition of property or stock, or reorganization upon such terms and conditions as it may deem appropriate.

ARTICLE 5
Eligibility and Participation

5.1           Eligibility. Individuals eligible to participate in this Plan include all Employees, Directors, and Third Party Service Providers.

5.2           Actual Participation. Subject to the provisions of the Plan, the Committee may, from time to time, select from all eligible individuals, those to whom Awards shall be granted and shall determine, in its sole discretion, the nature of, any and all terms permissible by law, and the amount of each Award.

ARTICLE 6
Restricted Stock and Restricted Stock Units

6.1           Grant of Restricted Stock or Restricted Stock Units. Subject to the terms and provisions of the Plan, the Committee, at any time and from time to time, may grant Shares of Restricted Stock and/or Restricted Stock Units to Participants in such amounts as the Committee shall determine. Restricted Stock Units shall be similar to Restricted Stock except that no Shares are actually awarded to the Participant on the date of grant.

6.2           Restricted Stock or Restricted Stock Unit Agreement. Each Restricted Stock and/or Restricted Stock Unit grant shall be evidenced by an Award Agreement that shall specify the Period(s) of Restriction, the number of Shares of Restricted Stock or the number of Restricted Stock Units granted, and such other provisions as the Committee shall determine.

6.3           Transferability. Except as provided in this Plan or an Award Agreement, the Shares of Restricted Stock and/or Restricted Stock Units granted herein may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated until the end of the applicable Period of Restriction established by the Committee and specified in the Award Agreement (and in the case of Restricted Stock Units until the date of delivery or other payment), or upon earlier satisfaction of any other conditions, as specified by the Committee, in its sole discretion, and set forth in the Award Agreement or otherwise at any time by the Committee. All rights with respect to the Restricted Stock and/or Restricted Stock Units granted to a Participant under the Plan shall be available during his or her lifetime only to such Participant, except as otherwise provided in an Award Agreement or at any time by the Committee.

6.4           Other Restrictions. The Committee shall impose such other conditions and/or restrictions on any Shares of Restricted Stock or Restricted Stock Units granted pursuant to the Plan as it may deem advisable including, without limitation, a requirement that Participants pay a stipulated purchase price for each Share of Restricted Stock or each Restricted Stock Unit, restrictions based upon the achievement of specific performance goals, time-based restrictions on vesting following the attainment of the performance goals, time-based restrictions, and/or restrictions under applicable laws or under the requirements of any stock exchange or market upon which such Shares are listed or traded, or holding requirements or sale restrictions placed on the Shares by the Company upon vesting of such Restricted Stock or Restricted Stock Units.

To the extent deemed appropriate by the Committee, the Company may retain the certificates representing Shares of Restricted Stock in the Company’s possession until such time as all conditions and/or restrictions applicable to such Shares have been satisfied or lapse.

Except as otherwise provided in this Article, Shares of Restricted Stock covered by each Restricted Stock Award shall become freely transferable by the Participant after all conditions and restrictions applicable to such Shares have been satisfied or lapse (including satisfaction of any applicable tax withholding obligations), at the close of the Restriction Period, or as soon as practicable thereafter, Restricted Stock Units shall be paid in cash, Shares, or a combination of cash and Shares as the Committee, in its sole discretion shall determine; provided, however, that, unless expressly provided in an Award Agreement and the requirements of section 409A of the Code are satisfied, such payment shall be made no later than 2½ months following the end of the calendar year in which all conditions and restriction applicable to the Units have been satisfied or lapse.

6.5           Certificate Legend. In addition to any legends placed on certificates pursuant to Section 6.4, each certificate representing Shares of Restricted Stock granted pursuant to the Plan may bear a legend such as the following or as otherwise determined by the Committee in its sole discretion:

The sale or transfer of Shares of stock represented by this certificate, whether voluntary, involuntary, or by operation of law, is subject to certain restrictions on transfer as set forth in the DXP Enterprises, Inc. 2005 Restricted Stock Plan, and in the associated Award Agreement. A copy of the Plan and such Award Agreement may be obtained from DXP Enterprises, Inc.

6.6           Rights as Stockholder. Unless otherwise determined by the Committee and set forth in a Participant’s Award Agreement, to the extent permitted or required by law, as determined by the Committee, Participants holding Shares of Restricted Stock granted hereunder may be granted the right to exercise full voting rights with respect to those Shares during the Period of Restriction and the right to receive distributions made with respect to such Shares; provided, however, that any Shares or any other property (other than cash) distributed as a dividend or otherwise with respect to any Restricted Stock as to which the restrictions have not yet lapsed shall be subject to the same restrictions as such Restricted Stock. A Participant shall have no voting or dividend rights with respect to any Restricted Stock Units granted hereunder.

6.7           Termination of Employment.  Subject to Section 6.8, each Award Agreement shall set forth the extent to which the Participant shall have the right to retain Restricted Stock and/or Restricted Stock Units following termination of the Participant’s employment with or provision of services to the Company, its Affiliates, and/or its Subsidiaries, as the case may be. Such provisions shall be determined in the sole discretion of the Committee, shall be included in the Award Agreement entered into with each Participant, need not be uniform among all Shares of Restricted Stock or Restricted Stock Units issued pursuant to the Plan, and may reflect distinctions based on the reasons for termination.

6.8           Minimum Vesting.  Except for certain limited situations (including the death, Disability or Retirement of the Participant, or a Change of Control), or special circumstances determined by the Committee (such as the achievement of performance objectives) Restricted Stock Awards or Restricted Stock Units subject solely to continued employment restrictions of Employees shall have a Restriction Period of not less than three years from date of grant (but permitting pro rata vesting over such time); provided, that the provisions of this Section shall not be applicable to any grants to new hires to replace forfeited awards from a prior employer, grants of Restricted Stock in payment of Performance Awards, or grants to Nonemployee Directors. Subject to the foregoing three-year minimum vesting requirement, the Committee may, in its sole discretion and subject to the limitations imposed under section 162(m) of the Code and the regulations thereunder in the case of a Restricted Stock Award intended to comply with the performance-based exception under section 162(m) of the Code, waive the forfeiture period and any other conditions set forth in any Award Agreement subject to such terms and conditions as the Committee shall deem appropriate.

6.9           Section 83(b) Election. The Committee may provide in an Award Agreement that the Award of Restricted Stock is conditioned upon the Participant making or refraining from making an election with respect to the Award under section 83(b) of the Code. If a Participant makes an election pursuant to section 83(b) of the Code concerning a Restricted Stock Award, the Participant shall be required to file promptly a copy of such election with the Company.

ARTICLE 7
Performance Units/Performance Shares

7.1           Grant of Performance Units/Performance Shares. Subject to the terms and provisions of the Plan, the Committee, at any time and from time to time, may grant Performance Units and/or Performance Shares to Participants in such amounts and upon such terms as the Committee shall determine.

7.2           Value of Performance Units/Performance Shares. Each Performance Unit shall have an initial value that is established by the Committee at the time of grant. Each Performance Share shall have an initial value equal to the Fair Market Value of a Share on the date of grant. The Committee shall set performance goals in its discretion which, depending on the extent to which they are met, will determine the value and/or number of Performance Units/Performance Shares that will be paid out to the Participant.

7.3           Earning of Performance Units/Performance Shares. Subject to the terms of this Plan, after the applicable Performance Period has ended, the holder of Performance Units/Performance Shares shall be entitled to receive payout on the value and number of Performance Units/Performance Shares earned by the Participant over the Performance Period, to be determined as a function of the extent to which the corresponding performance goals have been achieved.

7.4           Form and Timing of Payment of Performance Units/Performance Shares. Payment of earned Performance Units/Performance Shares shall be as determined by the Committee and as evidenced in the Award Agreement. Subject to the terms of the Plan, the Committee, in its sole discretion, may pay earned Performance Units/Performance Shares in the form of cash or in Shares (or in a combination thereof) equal to the value of the earned Performance Units/Performance Shares at the close of the applicable Performance Period, or as soon as practicable after the end of the Performance Period; provided, however, that, unless expressly provided in an Award Agreement and the requirements of section 409A of the Code are satisfied, such payment shall be made no later than 2½ months following the end of the calendar year which contains the close of the applicable Performance Period. Any Shares may be granted subject to any restrictions deemed appropriate by the Committee. The determination of the Committee with respect to the form of payout of such Awards shall be set forth in the Award Agreement pertaining to the grant of the Award.

7.5           Termination of Employment. Each Award Agreement shall set forth the extent to which the Participant shall have the right to retain Performance Units and/or Performance Shares following termination of the Participant’s employment with or provision of services to the Company, its Affiliates, and/or its Subsidiaries, as the case may be. Such provisions shall be determined in the sole discretion of the Committee, shall be included in the Award Agreement entered into with each Participant, need not be uniform among all Awards of Performance Units or Performance Shares issued pursuant to the Plan, and may reflect distinctions based on the reasons for termination.

7.6           Nontransferability. Except as otherwise provided in a Participant’s Award Agreement or otherwise determined at any time by the Committee, Performance Units/Performance Shares may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. Further, except as otherwise provided in a Participant’s Award Agreement or otherwise determined at any time by the Committee, a Participant’s rights under the Plan shall be exercisable during his or her lifetime only by such Participant.

ARTICLE 8
Other Stock-Based Awards

8.1           Other Stock-Based Awards. The Committee may grant other types of equity-based or equity-related Awards not otherwise described by the terms of this Plan (including the grant or offer for sale of unrestricted Shares) in such amounts and subject to such terms and conditions, as the Committee shall determine. Such Awards may involve the transfer of actual Shares to Participants, or payment in cash or otherwise of amounts based on the value of Shares and may include, without limitation, Awards designed to comply with or take advantage of the applicable local laws of jurisdictions other than the United States.

8.2           Value of Other Stock-Based Awards. Each Other Stock-Based Award shall be expressed in terms of Shares or units based on Shares, as determined by the Committee. The Committee may establish performance goals in its discretion. If the Committee exercises its discretion to establish performance goals, the number Other Stock-Based Awards that will be paid out to the Participant will depend on the extent to which the performance goals are met.

8.3           Payment of Other Stock-Based Awards. Payment, if any, with respect to an Other Stock-Based Award shall be made in accordance with the terms of the Award, in cash or Shares as the Committee determines; provided, however, that, unless expressly provided in an Award Agreement and the requirements of section 409A of the Code are satisfied, no later than 2½ months following the end of the calendar year in which any restrictions lapse or performance goals are met.

8.4           Termination of Employment. Subject to Section 8.5, the Committee shall determine the extent to which the Participant shall have the right to receive Other Stock-Based Awards following termination of the Participant’s employment with or provision of services to the Company, its Affiliates, and/or its Subsidiaries, as the case may be. Such provisions shall be determined in the sole discretion of the Committee, such provisions may be included in an agreement entered into with each Participant, but need not be uniform among all Awards of Other Stock-Based Awards issued pursuant to the Plan, and may reflect distinctions based on the reasons for termination.

8.5           Minimum Vesting.  Except for certain limited situations (including the death, Disability or Retirement of the Participant or a Change of Control), Other Stock Unit Awards subject solely to continued employment restrictions of employees of the Company or any Subsidiary shall be subject to restrictions imposed by the Committee for a period of not less than three years from date of grant (but permitting pro rata vesting over such time); provided, that such restrictions shall not be applicable to any grants of Other Stock Unit Awards in payment of Performance Awards.

8.6           Nontransferability. Except as otherwise determined by the Committee, no Other Stock-Based Awards may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. Further, except as otherwise provided by the Committee, a Participant’s rights under the Plan, if exercisable, shall be exercisable during his or her lifetime only by such Participant. With respect to those Other Stock-Based Awards, if any, that are permitted to be transferred to another person, references in the Plan to exercise or payment of such Awards by or to the Participant shall be deemed to include, as determined by the Committee, the Participant’s permitted transferee.

ARTICLE 9
Performance Measures

9.1           Performance Measures. Unless and until the Committee proposes for shareholder vote and the shareholders approve a change in the general Performance Measures set forth in this Article, the performance goals upon which the payment or vesting of an Award to a Covered Employee that is intended to qualify as Performance-Based Compensation shall be limited to the following Performance Measures:

(a)           Net earnings or net income (before or after taxes);
(b)           Earnings per share;
(c)           Net sales growth;
(d)           Net operating profit;
(e)           Return measures (including, but not limited to, return on assets, capital, equity, or sales);
(f)	Cash flow (including, but not limited to, operating cash flow, free cash flow, and cash flow return on capital);
(g)           Earnings before or after taxes, interest, depreciation, and/or amortization;
(h)           Gross or operating margins;
(i)           Productivity ratios;
(l)           Share price (including, but not limited to, growth measures and total shareholder return);
(k)           Expense targets;
(l)           Margins;
(m)           Operating efficiency;
(n)           Market share; and
(o)           Customer satisfaction.

Any Performance Measure(s) may be used to measure the performance of the Company, Subsidiary, and/or Affiliate as a whole or any business unit of the Company, Subsidiary, and/or Affiliate or any combination thereof, as the Committee may deem appropriate, or any of the above Performance Measures as compared to the performance of a group of comparator companies, or published or special index that the Committee, in its sole discretion, deems appropriate, or the Company may select Performance Measure (j) above as compared to various stock market indices. The Committee also has the authority to provide for accelerated vesting of any Award based on the achievement of performance goals pursuant to the Performance Measures specified in this Article.

9.2           Evaluation of Performance. The Committee may provide in any such Award that any evaluation of performance may include or exclude any of the following events that occurs during a Performance Period: (a) asset write-downs, (b) litigation or claim judgments or settlements, (c) the effect of changes in tax laws, accounting principles, or other laws or provisions affecting reported results, (d) any reorganization and restructuring programs, (e) extraordinary nonrecurring items as described in Accounting Principles Board Opinion No. 30 and/or in management’s discussion and analysis of financial condition and results of operations appearing in the Company’s annual report to shareholders for the applicable year, (f) acquisitions or divestitures, and (g) foreign exchange gains and losses. To the extent such inclusions or exclusions affect Awards to Covered Employees, they shall be prescribed in a form that meets the requirements of section 162(m) of the Code for deductibility.

9.3           Adjustment of Performance-Based Compensation. Awards that are designed to qualify as Performance-Based Compensation, and that are held by Covered Employees, may not be adjusted upward. The Committee shall retain the discretion to adjust such Awards downward, either on a formula or discretionary basis or any combination, as the Committee determines.

9.4           Committee Discretion. In the event that applicable tax and/or securities laws change to permit Committee discretion to alter the governing Performance Measures without obtaining shareholder approval of such changes, the Committee shall have sole discretion to make such changes without obtaining shareholder approval. In addition, in the event that the Committee determines that it is advisable to grant Awards that shall not qualify as Performance-Based Compensation, the Committee may make such grants without satisfying the requirements of section 162(m) of the Code and base vesting on Performance Measures other than those set forth in Section 9.1.

ARTICLE 10
Nonemployee Director Awards

10.1           Automatic Nonemployee Director Awards.  Subject to the terms and provisions of the Plan, each Non-Employee Director who is a director of the Company on any July 1 while this Plan is in effect shall be granted on each such July 1 three thousand (3,000) Shares of Restricted Stock.

10.2           Lapse of Restrictions.

(a)           Generally.  On the June 30 following the date of the grant of a Restricted Stock Award to a Nonemployee Director pursuant to Section 10.1, the restrictions on 100 percent of the Shares issued under the Award shall lapse so that on the anniversary of the date of grant, the Shares subject to the Award shall be 100% vested.

(b)           Cessation of Service.  If a Nonemployee Director ceases to be a director of the Company for any reason other than his death, Disability or Retirement, any Restricted Stock Award granted to such Nonemployee Director pursuant to Section 10.1 that is then-restricted shall be immediately forfeited. If the Nonemployee Director ceases to be a director of the Company due to his death, Disability or Retirement, all restrictions on his Restricted Stock Awards granted pursuant to Section 10.1 shall immediately lapse.

ARTICLE 11
Beneficiary Designation

Each Participant under the Plan may, from time to time, name any beneficiary or beneficiaries (who may be named contingently or successively) to whom any benefit under the Plan is to be paid in case of his or her death before he or she receives any or all of such benefit. Each such designation shall revoke all prior designations by the same Participant, shall be in a form prescribed by the Committee, and will be effective only when filed by the Participant in writing with the Company during the Participant’s lifetime. In the absence of any such designation, benefits remaining unpaid at the Participant’s death shall be paid to the Participant’s estate.

ARTICLE 12
Rights of Participants

12.1           Employment. Nothing in the Plan or an Award Agreement shall interfere with or limit in any way the right of the Company, its Affiliates, and/or its Subsidiaries, to terminate any Participant’s employment or service on the Board or to the Company at any time or for any reason not prohibited by law, nor confer upon any Participant any right to continue his or her employment or service as a Director or Third Party Service Provider for any specified period of time.

Neither an Award nor any benefits arising under this Plan shall constitute an employment contract with the Company, its Affiliates, and/or its Subsidiaries and, accordingly, subject to ARTICLES 3 and 14, this Plan and the benefits hereunder may be terminated at any time in the sole and exclusive discretion of the Committee without giving rise to any liability on the part of the Company, its Affiliates, and/or its Subsidiaries.

12.2           Participation. No individual shall have the right to be selected to receive an Award under this Plan, or, having been so selected, to be selected to receive a future Award.

12.3           Rights as a Shareholder. Except as otherwise provided herein, a Participant shall have none of the rights of a shareholder with respect to Shares covered by any Award until the Participant becomes the record holder of such Shares.

ARTICLE 13
Change of Control

13.1           Change of Control of the Company. Upon the occurrence of a Change of Control, unless otherwise specifically prohibited under applicable laws or by the rules and regulations of any governing governmental agencies or national securities exchanges, or unless the Committee shall determine otherwise in the Award Agreement:

(a)           Any Restriction Period and restrictions imposed on Restricted Stock or Restricted Stock Units shall lapse;

(b)           the target payout opportunities attainable under all outstanding Awards of performance-based Restricted Stock, performance-based Restricted Stock Units, Performance Units, and Performance Shares, shall be deemed to have been fully earned based on targeted performance being attained as of the effective date of the Change of Control;

(c)           the vesting of all Awards denominated in Shares shall be accelerated as of the effective date of the Change of Control; and

(d) to the extent permitted under Section 409A of the Code and unless otherwise provided in an Award Agreement, all Awards shall be paid out to Participants within thirty (30) days following the effective date of the Change of Control; provided that the Committee has the authority in its sole discretion to pay all or any portion of the value of any Shares distributable in cash.

ARTICLE 14
Amendment, Modification, Suspension, and Termination

14.1           Amendment, Modification, Suspension, and Termination. Subject to Section 14.3, the Committee may, at any time and from time to time, alter, amend, modify, suspend, or terminate the Plan and any Award Agreement in whole or in part; provided, however, that no amendment of the Plan shall be made without shareholder approval if shareholder approval is required by law, regulation, or stock exchange rule.

14.2           Adjustment of Awards Upon the Occurrence of Certain Unusual or Nonrecurring Events. The Committee may make adjustments in the terms and conditions of, and the criteria included in, Awards in recognition of unusual or nonrecurring events (including, without limitation, the events described in Section 4.4 hereof) affecting the Company or the financial statements of the Company or of changes in applicable laws, regulations, or accounting principles, whenever the Committee determines that such adjustments are appropriate in order to prevent unintended dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan. The determination of the Committee as to the foregoing adjustments, if any, shall be conclusive and binding on Participants under the Plan.

14.3 Awards Previously Granted. Notwithstanding any other provision of the Plan to the contrary, no termination, amendment, suspension, or modification of the Plan or an Award Agreement shall adversely affect in any material way any Award previously granted under the Plan, without the written consent of the Participant holding such Award.

ARTICLE 15
Withholding

15.1           Tax Withholding. The Company shall have the power and the right to deduct or withhold, or require a Participant to remit to the Company, the minimum statutory amount to satisfy federal, state, and local taxes, domestic or foreign, required by law or regulation to be withheld with respect to any taxable event arising as a result of this Plan.

15.2           Share Withholding. With respect to withholding required upon the lapse of restrictions on Restricted Stock and Restricted Stock Units, or upon the achievement of performance goals related to Performance Shares, or any other taxable event arising as a result of an Award granted hereunder, Participants may elect, subject to the approval of the Committee, to satisfy the withholding requirement, in whole or in part, by having the Company withhold Shares having a Fair Market Value on the date the tax is to be determined equal to, but not more than, the minimum statutory total tax that could be imposed on the transaction. All such elections shall be irrevocable, made in writing, and signed by the Participant, and shall be subject to any restrictions or limitations that the Committee, in its sole discretion, deems appropriate.  In the event a Participant exercises an election under this Section and only satisfies the minimum statutory withholding requirement imposed on the relevant transaction in part, the Company shall have the power and the right to deduct or withhold, or require a Participant to remit to the Company, the remaining amount of the required minimum statutory withholding amount.

ARTICLE 16
Successors

All obligations of the Company under the Plan with respect to Awards granted hereunder shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business and/or assets of the Company.

ARTICLE 17
General Provisions

17.1           Compliance with Section 409A of the Code.  This Plan is intended to comply and shall be administered in a manner that is intended to comply with Section 409A of the Code and shall be construed and interpreted in accordance with such intent.  To the extent that an Award or the payment, settlement or deferral thereof is subject to section 409A of the Code, the Award shall be granted, paid, settled or deferred in a manner that will comply with section 409A of the Code, including regulations or other guidance issued with respect thereto, except as otherwise determined by the Committee.  Any provision of this Plan that would cause the grant of an Award or the payment, settlement or deferral thereof to fail to satisfy section 409A of the Code shall be amended to comply with section 409A of the Code on a timely basis, which may be made on a retroactive basis, in accordance with regulations and other guidance issued under section 409A of the Code.

17.2           Forfeiture Events.

(a)           The Committee may specify in an Award Agreement that the Participant’s rights, payments, and benefits with respect to an Award shall be subject to reduction, cancellation, forfeiture, or recoupment upon the occurrence of certain specified events, in addition to any otherwise applicable vesting or performance conditions of an Award. Such events may include, but shall not be limited to, termination of employment for cause, termination of the Participant’s provision of services to the Company, Affiliate, and/or Subsidiary, violation of material Company, Affiliate, and/or Subsidiary policies, breach of noncompetition, confidentiality, or other restrictive covenants that may apply to the Participant, or other conduct by the Participant that is detrimental to the business or reputation of the Company, its Affiliates, and/or its Subsidiaries.

(b)           If the Company is required to prepare an accounting restatement due to the material noncompliance of the Company, as a result of misconduct, with any financial reporting requirement under the securities laws, or if the Participant is one of the persons subject to automatic forfeiture under Section 304 of the Sarbanes-Oxley Act of 2002, the Participant shall reimburse the Company the amount of any payment in settlement of an Award earned or accrued during the twelve-month period following the first public issuance or filing with the United States Securities and Exchange Commission (whichever just occurred) of the financial document embodying such financial reporting requirement.

17.3           Legend. The certificates for Shares may include any legend which the Committee deems appropriate to reflect any restrictions on transfer of such Shares.

17.4           Gender and Number. Except where otherwise indicated by the context, any masculine term used herein also shall include the feminine, the plural shall include the singular, and the singular shall include the plural.

17.5           Severability. In the event any provision of the Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

17.6           Requirements of Law. The granting of Awards and the issuance of Shares under the Plan shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.

17.7           Delivery of Title. The Company shall have no obligation to issue or deliver evidence of title for Shares issued under the Plan prior to:

(a) Obtaining any approvals from governmental agencies that the Company determines are necessary or advisable; and

(b)           Completion of any registration or other qualification of the Shares under any applicable national or foreign law or ruling of any governmental body that the Company determines to be necessary or advisable.

17.8           Inability to Obtain Authority. The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

17.9           Investment Representations. The Committee may require any person receiving Shares pursuant to an Award under this Plan to represent and warrant in writing that the person is acquiring the Shares for investment and without any present intention to sell or distribute such Shares.

17.10           Employees Based Outside of the United States. Notwithstanding any provision of the Plan to the contrary, in order to comply with the laws in other countries in which the Company, its Affiliates, and/or its Subsidiaries operate or have Employees, Directors, or Third Party Service Providers, the Committee, in its sole discretion, shall have the power and authority to:

(a)           Determine which Affiliates and Subsidiaries shall be covered by the Plan;

(b)           Determine which Employees, Directors and/or Third Party Service Providers outside the United States are eligible to participate in the Plan;

(c)           Modify the terms and conditions of any Award granted to Employees, Directors and/or Third Party Service Providers outside the United States to comply with applicable foreign laws;

(d)           Establish subplans and modify exercise procedures and other terms and procedures, to the extent such actions may be necessary or advisable. Any subplans and modifications to Plan terms and procedures established under this Section by the Committee shall be attached to this Plan document as appendices; and

(e)           Take any action, before or after an Award is made, that it deems advisable to obtain approval or comply with any necessary local government regulatory exemptions or approvals.

Notwithstanding the above, the Committee may not take any actions hereunder, and no Awards shall be granted, that would violate applicable law.

17.11           Uncertificated Shares. To the extent that the Plan provides for issuance of certificates to reflect the transfer of Shares, the transfer of such Shares may be effected on a noncertificated basis, to the extent not prohibited by applicable law or the rules of any stock exchange.

17.12           Unfunded Plan. Participants shall have no right, title, or interest whatsoever in or to any investments that the Company, and/or its Subsidiaries, and/or Affiliates may make to aid it in meeting its obligations under the Plan. Nothing contained in the Plan, and no action taken pursuant to its provisions, shall create or be construed to create a trust of any kind, or a fiduciary relationship between the Company and any Participant, beneficiary, legal representative, or any other person. To the extent that any person acquires a right to receive payments from the Company, and/or its Subsidiaries, and/or Affiliates under the Plan, such right shall be no greater than the right of an unsecured general creditor of the Company, a Subsidiary, or an Affiliate, as the case may be. All payments to be made hereunder shall be paid from the general funds of the Company, a Subsidiary, or an Affiliate, as the case may be and no special or separate fund shall be established and no segregation of assets shall be made to assure payment of such amounts except as expressly set forth in the Plan.

17.13           No Fractional Shares. No fractional Shares shall be issued or delivered pursuant to the Plan or any Award. The Committee shall determine whether cash, Awards, or other property shall be issued or paid in lieu of fractional Shares or whether such fractional Shares or any rights thereto shall be forfeited or otherwise eliminated.

17.14           Retirement and Welfare Plans. Neither Awards made under the Plan nor Shares or cash paid pursuant to such Awards, except pursuant to Covered Employee Annual Incentive Awards, may be included as “compensation” for purposes of computing the benefits payable to any Participant under the Company’s or any Subsidiary’s or Affiliate’s retirement plans (both qualified and non-qualified) or welfare benefit plans unless such other plan expressly provides that such compensation shall be taken into account in computing a participant’s benefit.

17.15           Nonexclusivity of the Plan. The adoption of this Plan shall not be construed as creating any limitations on the power of the Board or Committee to adopt such other compensation arrangements as it may deem desirable for any Participant.

17.16           No Constraint on Corporate Action. Nothing in this Plan shall be construed to: (i) limit, impair, or otherwise affect the Company’s or a Subsidiary’s or an Affiliate’s right or power to make adjustments, reclassifications, reorganizations, or changes of its capital or business structure, or to merge or consolidate, or dissolve, liquidate, sell, or transfer all or any part of its business or assets; or, (ii) limit the right or power of the Company or a Subsidiary or an Affiliate to take any action which such entity deems to be necessary or appropriate.

17.17           Governing Law. The Plan and each Award Agreement shall be governed by the laws of the State of Texas, excluding any conflicts or choice of law rule or principle that might otherwise refer construction or interpretation of the Plan to the substantive law of another jurisdiction. Unless otherwise provided in the Award Agreement, recipients of an Award under the Plan are deemed to submit to the exclusive jurisdiction and venue of the federal or state courts of Texas, to resolve any and all issues that may arise out of or relate to the Plan or any related Award Agreement.

17.18           Indemnification. Each person who is or shall have been a member of the Board, or a Committee appointed by the Board, or an officer of the Company to whom authority was delegated in accordance with ARTICLE 3 shall be indemnified and held harmless by the Company against and from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by him or her in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action taken or failure to act under the Plan and against and from any and all amounts paid by him or her in settlement thereof, with the Company’s approval, or paid by him or her in satisfaction of any judgment in any such action, suit, or proceeding against him or her, provided he or she shall give the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf, unless such loss, cost, liability, or expense is a result of his or her own willful misconduct or except as expressly provided by statute.

The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company’s Certificate of Incorporation of Bylaws, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

CERTIFICATE OF AMENDMENT TO DXP ENTERPRISES, INC. 2005 RESTRICTED STOCK PLAN

DXP Enterprises, Inc., a corporation organized and existing under and by virtue of the Business Organizations Code of the State of Texas (the “Corporation”), does hereby certify as follows:

This Certificate of Amendment amends the First Sentence of "Article 4.1 - Number of shares Available for Awards" of the DXP Enterprises, Inc. 2005 Restricted Stock Plan to read in its entirety as follows:  Subject to adjustment as provided in Section 4.4 herein, the maximum number of shares available for issuance to Participants under the Plan (the "Share Authorization") is eight hundred thousand (800,000) shares.

In Witness Whereof, the Corporation has caused this Certificate of Amendment to be signed this 29th day of February, 2012.

DXP ENTERPRISES, INC.

By:  /s/David R. Little
             David R. Little
             President